Exhibit 4.4

EXECUTION COPY

SECURITY AGREEMENT

dated as of August 7, 2009

among

THE LOAN PARTIES FROM TIME TO TIME PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

TABLE OF CONTENTS*

i

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Schedules:

Schedule 1.01A	-	Claims
Schedule 1.01B	-	Excluded Deposit Accounts and Restricted Deposit Accounts
Schedule 3.04	-	Consents
Schedule 3.05	-	Deposit Accounts and Securities Accounts
Schedule 4.01	-	Filings to Perfect Security Interests

Exhibits:

Exhibit A	-	Form of Notice of Grant of Security Interest in United States Patents and Trademarks
Exhibit B	-	Form of Notice of Grant of Security Interest in United States Copyrights
Exhibit C-1	-	Form of Blocked Account Service Agreement
Exhibit C-2	-	Form of Deposit Account Control Agreement
Exhibit D	-	[Reserved]
Exhibit E	-	Form of Description of Collateral
Exhibit F	-	Form of Perfection Certificate
Exhibit G	-	Form of Accession Agreement

iii

SECURITY AGREEMENT dated as of August 7, 2009 (as amended, modified or supplemented from time to time, this “Agreement”) among the LOAN PARTIES from time to time party hereto and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the benefit of the Finance Parties referred to herein (together with its successor or successors in such capacity, the “Collateral Agent”).

Duane Reade Inc., a Delaware corporation (“DRI”), and Duane Reade, a New York general partnership (“Duane Reade”), issued Senior Secured Floating Rate Notes due 2010 (as amended, restated, supplemented or modified from time to time, the “Existing Senior Secured Notes”) pursuant to an Indenture dated as of December 20, 2004 (as amended, restated, supplemented or modified from time to time, the “Existing Indenture”) among DRI, Duane Reade and U.S. Bank National Association, as Trustee (the “Existing Trustee”). The obligations of DRI and Duane Reade under and in respect of the Existing Senior Secured Notes were guaranteed by Duane Reade Holdings, Inc., a Delaware corporation (“Holdings”), and by DRI I, Inc., a Delaware corporation (“DRI I”), Duane Reade International, LLC (f/k/a Duane Reade International, Inc.), a Delaware limited liability company (“DR International”), and Duane Reade Realty, Inc., a Delaware corporation (“DR Realty”).

Holdings, Duane Reade, DRI, DRI I, DR International and DR Realty are also parties to (i) a Credit Agreement dated as of July 21, 2003 (as amended by a First Amendment to Credit Agreement dated as of July 22, 2004, a Second Amendment to Credit Agreement dated as of August 4, 2005, a Third Amendment to Credit Agreement dated as of July 7, 2006, a Fourth Amendment to Credit Agreement dated as of September 28, 2007 and a Fifth Amendment to Credit Agreement dated as of August 7, 2009, and as the same may be further amended, modified, supplemented, extended, restated, renewed or replaced from time to time in accordance with the terms thereof, the “Revolving Credit Agreement”) with the lenders from time to time party thereto (the “Revolving Lenders”), Bank of America, N.A. (f/k/a Fleet National Bank), as issuing bank for certain letters of credit, Bank of America, N.A. (f/k/a Fleet National Bank), as Administrative Agent for the Revolving Lenders (together with its successor or successors in such capacity, the “Revolving Credit Administrative Agent”) and as Collateral Agent for the Revolving Lenders (together with its successor or successors in such capacity, the “Revolving Credit Collateral Agent”), and (ii) a Security Agreement dated as of July 21, 2003 (as amended by the Collateral Release Agreement dated as of July 30, 2004 and the First Amendment to Security Agreement dated as of July 30, 2004 and as the same may be further amended, modified, supplemented, extended, restated, renewed or replaced from time to time in accordance with the terms thereof, the “Revolving Security Agreement”). Holdings, Duane Reade, DRI, DRI I, DR International, DR Realty and each other Person now or hereafter becoming a guarantor of the obligations under the Revolving Credit Agreement are herein collectively referred to as the “Revolving Loan Parties.” Revolving loans (collectively, “Revolving Loans”) are now and may hereafter be outstanding under the Revolving Credit Agreement. The payment of the principal of and interest on the Revolving Loans and all other Obligations (as defined in the Revolving Credit Agreement and the Revolving Security Agreement, the “Revolving Loan Obligations”) are secured pursuant to the Revolving Security

Agreement and various other security documents by security interests and other liens held by the Revolving Credit Collateral Agent in the Revolving Loan Parties’ right, title and interest in all present and future (i) accounts, inventory, chattel paper, instruments, and documents, (ii) prescription files and books, records, electronically stored data and information relating to prescription files and all rights of access to such books, records and information, (iii) tax refunds and abatements, and rights to payment for credit extended (iv) deposit accounts, (v) all letter of credit rights and supporting obligations relating to Revolving Lender Priority Collateral, (vi) all books and records of the Revolving Loan Parties relating to any of the foregoing, (vii) all payment intangibles constituting proceeds of the foregoing and (viii) all products and proceeds of the foregoing (including, without limitation, insurance proceeds related thereto) (collectively, the “Revolving Lender Priority Collateral”).

The Revolving Credit Collateral Agent and U.S. Bank National Association (as successor to Bank of America, N.A.), as Collateral Agent are parties to an Intercreditor Agreement dated as of July 30, 2004 (as amended, restated, supplemented or modified from time to time, the “Intercreditor Agreement”) which provides among other things that: (i) the Revolving Loan Obligations (up to an amount (the “Maximum Revolving Debt Amount”) equal to the greater of (A) $275,000,000 and (B) the sum of the Borrowing Base, exclusive of Reserves, plus Permitted Overadvances (as such terms are defined in the Revolving Credit Agreement as in effect as of July 30, 2004) plus in each case all accrued and unpaid interest, fees, expense reimbursements and other charges then due to the Revolving Lenders) are secured on a first priority basis by all Revolving Lender Priority Collateral; (ii) the Note/Term Obligations (as defined below) are secured by substantially all of the Loan Parties’ personal property and all proceeds thereof (the “Note/Term Collateral”) (which includes all Revolving Lender Priority Collateral); (iii) the Revolving Loan Obligations are not secured by any Note/Term Collateral except that portion of the Note/Term Collateral which constitutes Revolving Lender Priority Collateral; (iv) the portion of the Note/Term Collateral that does not constitute Revolving Lender Priority Collateral constitutes “Note/Term Priority Collateral”; and (v) the security interest securing the Note/Term Obligations: (A) in the Note/Term Priority Collateral is of a first priority; and (B) in that portion of the Note/Term Collateral which is Revolving Lender Priority Collateral is (x) of a second priority subject only to a first priority security interest securing an amount of the Revolving Loan Obligations that does not exceed the Maximum Revolving Debt Amount and (y) is of a first priority with respect to that portion of the Revolving Loan Obligations which exceeds the Maximum Revolving Debt Amount.

DRI and Duane Reade intend to issue 11.75% Senior Secured Notes due 2015 (together with any Additional Notes referred to below and any Exchange Notes (as defined in the Indenture), and as amended, restated, supplemented or modified from time to time, the “Senior Secured Notes”) pursuant to an Indenture dated as of the date hereof (as amended, restated, supplemented or modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of DRI and Duane Reade under such Indenture or any successor agreement, the “Indenture”) among DRI, Duane Reade and U.S. Bank National Association, as Trustee (together with its successor or successors in such capacity, the

“Trustee”). The obligations of DRI and Duane Reade under and in respect of the Senior Secured Notes will be guaranteed by Holdings and by DRI, DR International, DR Realty and all other direct and indirect domestic subsidiaries of DRI that become a party hereto pursuant to Section 7.10 hereof (collectively with DRI I, DR International and DR Realty, the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”). Holdings, DRI, Duane Reade, and the Subsidiary Guarantors are herein referred to individually as a “Loan Party” and, collectively, as the “Loan Parties”. The proceeds of the Senior Secured Notes will be used to refinance the Existing Senior Secured Notes, to pay accrued interest on the Existing Senior Secured Notes, to refinance other indebtedness of DRI and Duane Reade and to pay related transaction fees and expenses.

Without providing any commitments to any Loan Party as to the funding of future indebtedness, the Indenture permits, and a Term Loan Agreement (as defined in the Collateral Agency Agreement referred to below) may permit, DRI, Duane Reade and other Loan Parties from time to time to incur Indebtedness which it is otherwise permitted to incur under the Indenture and a Term Loan Agreement in the form of additional loans or other debt financing (“Additional Term Loans”) pursuant to a Term Loan Agreement or additional senior secured notes issued under the Indenture (such notes being herein collectively referred to herein as the “Additional Notes”) (or both) and to secure such additional Note/Term Obligations (as defined below) equally and ratably with the other Finance Obligations (as defined below); provided that the borrowing of any Additional Term Loans and the issuance of any Additional Notes is subject to the limitations set forth in the Indenture and any Term Loan Agreement.

Holdings, DRI and Duane Reade may, from time to time, borrow Additional Term Loans or refinance all or a portion of the Note/Term Obligations by borrowing revolving credit loans, term loans, notes, debentures, bonds, receivables financing or letters of credit, including arrangements and agreements relating to the sale of debt securities or other forms of debt financing (and together with any Additional Term Loans, “Term Loans”) from one or more banks or other institutional lenders (together with the lenders of any Additional Term Loans, each a “Term Lender” and, collectively, “Term Lenders”) in each case pursuant to a Term Loan Agreement designated as such by the Secured Debt Designation (as defined in the Collateral Agency Agreement referred to below) and with respect to which a Term Loan Agent (as defined in the Collateral Agency Agreement referred to below) thereunder has delivered the Joinder (as defined in the Collateral Agency Agreement referred to below).

The Indenture requires the Loan Parties to secure their obligations under the Senior Secured Notes together with all Swap Obligations and their obligations under any guaranties thereof, equally and ratably, with security interests or other liens on the Note/Term Collateral. The Indenture further requires that such security interests in the Note/Term Collateral be granted pursuant to security documents to a collateral agent acting for the benefit of the Swap Creditors, the holders from time to time of the Senior Secured Notes and any Term Lenders. Consequently, in contemplation of the incurrence of any Term Loans, the Trustee and the Collateral Agent have entered into an Intercreditor and Collateral Agency Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the “Collateral Agency Agreement”) which, among other things, governs certain actions of the Trustee, any Term Loan Agent, the Swap Representative and the Collateral Agent in connection with the Senior Secured Notes, any Term Loans, Swap Obligations and the Note/Term Collateral, respectively.

Accordingly, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. Terms defined in the introductory section hereof have the respective meanings set forth therein. Capitalized terms defined in the Collateral Agency Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Section 1.02 Terms Defined in the UCC. Unless otherwise defined herein or the context otherwise requires, the following terms, together with any uncapitalized terms used herein which are defined in the UCC, have the respective meanings provided in the UCC: (i) As-Extracted Collateral; (ii) Certificated Security; (iii) Chattel Paper; (iv) Documents; (v) Goods; (vi) Financial Asset; (vii) Instruments; (viii) Inventory; (ix) Investment Property; (x) Payment Intangibles; (xi) Proceeds; (xii) Securities Account; (xiii) Securities Intermediary; (xiv) Security; (xv) Security Certificate; (xvi) Security Entitlements; and (xvii) Uncertificated Security.

Section 1.03 Additional Definitions. The following additional terms, as used herein, have the following respective meanings:

“Account Control Agreement” means (i) with respect to a Deposit Account, a deposit account control agreement, substantially in the form of Exhibit C-1 or Exhibit C-2 hereto (or in such other form as to which an opinion of counsel is delivered to the Collateral Agent opining that such agreement is sufficient to grant the Collateral Agent a perfected security interest under the UCC in such Deposit Account and which is reasonably acceptable to the Collateral Agent), among one or more Loan Parties, the Collateral Agent, the bank which maintains such Deposit Account, and in the case of a deposit account control agreement in the form of Exhibit C-1, the Revolving Credit Administrative Agent, and (ii) with respect to a Securities Account, a securities account control agreement, substantially in the form of Exhibit B to the Pledge Agreement, among one or more Loan Parties, the Collateral Agent and the Securities Intermediary which maintains such Securities Account, in each case as the same may be amended, modified or supplemented from time to time.

“Accounts” means (i) all “accounts” (as defined in the UCC), (ii) all of the rights of any Loan Party in, to and under all purchase orders for goods, services or other property, (iii) all of the rights of any Loan Party to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid seller’s rights of rescission, replevin, reclamation and rights to stoppage in transit) and

(iv) all monies due to or to become due to any Loan Party under any and all contracts for any of the foregoing (in each case, whether or not yet earned by performance on the part of such Loan Party), including, without limitation, the right to receive the Proceeds of said purchase orders and contracts, all Supporting Obligations of any kind given by any Person with respect to all or any of the foregoing.

“Account Debtor” means an “account debtor” (as defined in the UCC), and also means and includes Persons obligated to pay negotiable instruments and other Receivables.

“Assigned Agreements” means with respect to each Loan Party those contracts and agreements, if any, of such Loan Party identified in or pursuant to Section VI of such Loan Party’s Perfection Certificate, as the same may be amended, modified or supplemented from time to time, and all Supporting Obligations of any kind given by any Person with respect to all or any of the foregoing.

“Capital Lease Obligations” of any Person means any obligation of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be capitalized on a balance sheet.

“Capital Stock” has the meaning given to it in the Indenture.

“Cash Equivalents” means:

(i) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof;

(ii) deposits, time deposit accounts, certificates of deposit, money market deposits or acceptances of any financial institution having capital and surplus in excess of $500 million that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-1” by S&P, or at least “P-1” by Moody’s;

(iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of DRI) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P or at least “P-1” by Moody’s;

(iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition; and

(v) money market funds which invest substantially all of their assets in securities described in the foregoing clauses (i) through (iv).

“Cash Proceeds Account” has the meaning set forth in Section 2.04(a) of this Agreement.

“Claims” means all “commercial tort claims” (as defined in the UCC), including, without limitation, each of the claims described on Schedule Section 1.01 hereto, as such Schedule may be amended, modified or supplemented from time to time, and also means and includes all claims, causes of action and similar rights and interests (however characterized) of a Loan Party, whether arising in contract, tort or otherwise, and whether or not subject to any action, suit, investigation or legal, equitable, arbitration or administrative proceedings.

“Collateral” has the meaning set forth in Section 2.01 of this Agreement.

“Collateral Accounts” means one or more of the Cash Proceeds Account, the Reinvestment Funds Account, the Prepayment Account and any other Securities Accounts or Deposit Accounts established with or in the possession or under the control of the Collateral Agent into which cash or cash Proceeds (including cash Proceeds of insurance policies, awards of condemnation or other compensation) of any Collateral are deposited from time to time, collectively.

“Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent for the Finance Parties, and its successor or successors in such capacity.

“Computer Hardware” means all computer and other electronic data processing hardware of a Loan Party, whether now or hereafter owned, licensed or leased by such Loan Party, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware, all documentation, flowcharts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes associated with any of the foregoing and all options, warranties, services contracts, program services, test rights, maintenance rights, support rights, renewal rights and indemnifications relating to any of the foregoing.

“Copyright” means any of the following, whether now existing or hereafter arising, created or acquired:

(i) the United States and foreign copyrights described on Schedule V to any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time) and any renewals thereof;

(ii) all other common law and/or statutory rights in all copyrightable subject matter under the Laws of the United States or any other country (whether or not the underlying works of authorship have been published);

(iii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental, derivative or collective work registrations and pending applications for registrations in the United States Copyright Office or any other country;

(iv) all tangible property embodying or incorporating any or all of the foregoing, whether in completed form or in some lesser state of completion, and all masters, duplicates, drafts, versions, variations and copies thereof, in all formats;

(v) all claims for, and rights to sue for, past, present and future infringement of any of the foregoing;

(vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Copyright Licenses in connection therewith; and

(vii) all rights in any of the foregoing, whether arising under the Laws of the United States or any foreign country or otherwise, to copy, record, synchronize, broadcast, transmit, perform and/or display any of the foregoing or any matter which is the subject of any of the foregoing in any manner and by any process now known or hereafter devised.

“Copyright Security Agreement” means a Notice of Grant of Security Interest in United States Copyrights, substantially in the form of Exhibit B to this Agreement, between one or more Loan Parties and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Copyright License” means any agreement now or hereafter in existence granting to any Loan Party any rights, whether exclusive or non-exclusive, to use another Person’s copyrights or copyright applications, or pursuant to which any Loan Party has granted to any other Person, any right, whether exclusive or non-exclusive, with respect to any Copyright, whether or not registered, including, without limitation, the Copyright Licenses described on Schedule V to any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Deposit Accounts” means all “deposit accounts” (as defined in the UCC) and also means and includes all demand, time, savings, passbook or similar accounts maintained by a Loan Party with a bank or other financial institution, whether or not evidenced by an Instrument, all cash and other funds held therein and all passbooks related thereto and all certificates and Instruments, if any, from time to time representing, evidencing or deposited into such deposit accounts.

“Equipment” means all “equipment” (as defined in the UCC), including all items of machinery, equipment, Computer Hardware, furnishings and fixtures of every kind, whether or not affixed to real property, as well as all motor vehicles, automobiles, trucks, trailers, railcars, barges and vehicles of every description, handling and delivery equipment, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof and all options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights and indemnifications relating to any of the foregoing.

“ERISA Group” means Holdings and its Subsidiaries and each business or entity which is a member of a “controlled group of corporations”, under “common control” or an “affiliated service group” with Holdings or any Subsidiary within the meaning of Section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended, or required to be aggregated with Holdings or any Subsidiary under Section 414(o) of the Internal Revenue Code of 1986, as amended, or is under “common control” with Holdings or any Subsidiary, within the meaning of Section 4001(a)(14) of Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means an “Event of Default” as defined in the Indenture or any Term Loan Agreement.

“Excluded Contract” means at any date any rights or interest of a Loan Party in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) (i) to the extent that such Contract by the express terms of a valid and enforceable restriction in favor of a Person who is not DRI, Duane Reade or any Guarantor, or any requirement of Law, prohibits, or requires any consent or establishes any other condition for, an assignment thereof or a grant of a security interest therein by a Loan Party and (ii) which, if in existence or the subject of rights in favor of a Loan Party as of the Issue Date and with respect to which a contravention or other violation caused or arising by its inclusion as Collateral under this Agreement could reasonably be expected to have a Material Adverse Effect, is listed and designated as such on Schedule VI to any Loan Party’s Perfection Certificate or individually or collectively is not material to the conduct of the business of a Loan Party; provided that: (i) rights to payment under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the UCC and (ii) all Proceeds paid or payable to any Loan Party from any sale, transfer or assignment of such Contract and all rights to receive such Proceeds shall be included in the Collateral.

“Excluded Deposit Accounts” means each of the Deposit Accounts that are listed under the heading “Excluded Deposit Accounts” on Schedule 1.01B hereto; provided that if the Revolving Credit Collateral Agent and the relevant Loan Party enter into a deposit account control agreement with respect to such Excluded Deposit Account, such Deposit Account shall no longer be an “Excluded Deposit Account” and the requirements of Section 4.01 and 4.13 shall apply thereto, including, without limitation, the requirement that the applicable Loan Party deliver to the Collateral Agent a fully executed Account Control Agreement with respect to such Deposit Account; provided further that if any of the Deposit Accounts labeled as “Main Operating Account,” “Duane Reade International Operating Account” and “Duane Reade Holdings, Inc. funding account” on Schedule 3.05 are used for purposes other than the purpose described on Schedule 3.05 with respect to such Deposit Account, or any similar or related purpose, such Deposit Account shall cease to be an Excluded Deposit Account.

“Excluded Equipment” means at any date any Equipment of a Loan Party which is subject to, or secured by, a Capital Lease Obligation or Purchase Money Obligation if and to the extent that (i) the express terms of a valid and enforceable restriction in favor of a Person who is not DRI, Duane Reade or any Guarantor contained in the agreements or documents granting or governing such Capital Lease Obligation or Purchase Money Obligation prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, or a grant of a security interest therein, by a Loan Party and (ii) such restriction relates only to the asset or assets acquired by a Loan Party with the Proceeds of such Capital Lease Obligation or Purchase Money Obligation and attachments thereto or substitutions therefor; provided that all Proceeds paid or payable to any Loan Party from any sale, transfer or assignment or other voluntary or involuntary disposition of such Equipment and all rights to receive such Proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of the Capital Lease Obligation or Purchase Money Obligation secured by such Equipment.

“Exempt Deposit Accounts” means (i) Deposit Accounts the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of a Loan Party to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Loan Parties and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, and (ii) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts, payroll accounts and trust accounts.

“Fair Market Value” has the meaning given to it in the Indenture.

“Finance Document” means each Term Loan Document, each Swap Agreement evidencing Swap Obligations of a Loan Party permitted under all Term Loan Agreements, if any, and the Indenture to be secured hereby, each Note Document between one or more Loan Parties and a Finance Party and the Collateral Agency Agreement, and “Finance Documents” means any two or more of them, collectively.

“Finance Obligations” means:

(i) all Note/Term Obligations; and

(ii) all Swap Obligations of all Loan Parties permitted under the Indenture and all Term Loan Agreements, if any, owed or owing to one or more Swap Creditors;

in each case whether now or hereafter due, owing or incurred in any manner, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together in each case with all renewals, modifications, refinancings, replacements, consolidations or extensions thereof.

“Finance Party” means each Noteholder, the Trustee, each Term Lender, a Term Loan Agent, each Swap Creditor, each Swap Representative, the Collateral Agent, each Indemnitee and their respective successors and assigns, and “Finance Parties” means any two or more of them, collectively.

“Foreign Subsidiary” means with respect to any Person at any date any Subsidiary of such Person which is not a US Subsidiary of such Person.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on July 30, 2004.

“General Intangibles” means all “general intangibles” (as defined in the UCC) and also means and includes (i) all Payment Intangibles and other obligations and indebtedness owing to any Loan Party (other than Accounts), from whatever source arising, (ii) all Claims, Judgments and/or Settlements, (iii) all rights or claims in respect of refunds for taxes paid, (iv) all rights in respect of any pension plans or similar arrangements maintained for employees of any Loan Party or any member of the ERISA Group, (v) all interests in limited liability companies and/or partnerships which interests do not constitute Securities and (vi) all Supporting Obligations of any kind given by any Person with respect to all or any of the foregoing.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group Company” means any of Holdings, DRI or their respective Subsidiaries (regardless of whether or not consolidated with Holdings or DRI for purposes of GAAP), and “Group Companies” means all of them, collectively.

“Guarantee” means the guarantee by any Guarantor of the Note/Term Obligations.

“Indebtedness” has the meaning set forth in the Indenture and any Term Loan Agreement.

“Indemnitee” has the meaning set forth in Section 7.03(c) of this Agreement.

“Individual Store Accounts” means Deposit Accounts, the balance of which consists exclusively of a single retail store’s receipts in the ordinary course of business swept daily into a concentration account.

“Intellectual Property” means all Patents, Trademarks, Copyrights, Software, Licenses, rights in intellectual property, goodwill, trade secrets, confidential or proprietary technical and business information, know-how, show-how, domain names, mask works, customer lists, vendor lists, subscription lists, data bases and related documentation, registrations, franchises and all other intellectual or other similar property rights.

“Intercreditor Agreement” has the meaning set forth in the introductory paragraphs hereof.

“Issue Date” means August 7, 2009.

“Judgments” means all judgments, decrees, verdicts, decisions or orders issued in resolution of or otherwise in connection with a Claim, whether or not final or subject to appeal, and including all rights of enforcement relating thereto and any and all Proceeds thereof.

“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“License” means any Patent License, Trademark License, Copyright License, Software License or other license or sublicense as to which any Loan Party is a party (other than those license agreements constituting Excluded Contracts; provided that rights to payments under any such license shall be included in the Collateral to the extent permitted thereby or by Section 9-406 and 9-408 of the UCC).

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Liquid Investments” has the meaning set forth in Section 2.07 of this Agreement.

“Loan Party” has the meaning set forth in the introductory paragraphs hereof.

“Material Adverse Effect” means (i) any material adverse effect upon the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of Holdings, DRI, Duane Reade and the Restricted Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of a Loan Party to consummate the transactions contemplated by the Note Documents to occur on the Issue Date, (iii) a material impairment of the ability of any Loan Party to perform any of its obligations under any Finance Document to which it is a party or (iv) a material impairment of the rights and benefits of the Finance Party under any Finance Document.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Note Documents” means the Indenture, the Senior Secured Notes and the Registration Rights Agreement related thereto and the Collateral Documents, in each case including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to the Senior Secured Notes, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

“Noteholders” means the holders from time to time of the Senior Secured Notes.

“Note/Term Obligations” means, without duplication:

(i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any Insolvency Proceeding with respect to any Loan Party, whether or not allowed or allowable as a claim in any such proceeding) on any Senior Secured Note or Term Loan;

(ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by any Loan Party (including, without limitation, any amounts which accrue after the commencement of any Insolvency Proceeding with respect to any Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to the Indenture, the Senior Secured Notes, any Term Loan Agreement, the Intercreditor Agreement or any Collateral Document;

(iii) all expenses of the Trustee, the Collateral Agent or any Term Loan Agent as to which one or more of such agents has a right to reimbursement under the Indenture, any Term Loan Agreement or under any other similar provision of any Collateral Document or the Intercreditor Agreement, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interest in the Collateral; and

(iv) in the case of Holdings and each Subsidiary Guarantor, all amounts now or hereafter payable by Holdings or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any Insolvency Proceeding with respect to DRI, Duane Reade, Holdings or such Subsidiary Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of Holdings or such Subsidiary Guarantor pursuant to the Indenture, the Senior Secured Notes, the Guarantees, any Term Loan Agreement, the Intercreditor Agreement or any Collateral Document;

together in each case with all renewals, modifications, refinancings, consolidations or extensions thereof.

“Operating Account” means an operating account that is used for the payment of operating costs and expenses of a Loan Party incurred in the ordinary course of business and that is funded on a periodic basis either by borrowings under the Revolving Credit Agreement or by fundings from a Loan Party’s operating account; provided that if any such operating account is used for purposes other than the purpose described above, or any similar or related purpose, such operating account shall cease to be an Operating Account.

“Patent” means any of the following:

(i) the United States and foreign patents described on Schedule V to any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time) and any renewals thereof;

(ii) all other letters patent and design letters patent of the United States or any other country;

(iii) all applications filed or in preparation for filing for letters patent and design letters patent of the United States or any other country including, without limitation, applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or political subdivision thereof;

(iv) all reissues, divisions, continuations, continuations-in-part, revisions, renewals or extensions thereof;

(v) all claims for, and rights to sue for, past, present or future infringement of any of the foregoing;

(vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Patent Licenses in connection therewith; and

(vii) all rights corresponding to any of the foregoing whether arising under the Laws of the United States or any foreign country or otherwise.

“Patent and Trademark Security Agreement” means a Notice of Grant of Security Interest in United States Patents and Trademarks, substantially in the form of Exhibit A to this Agreement, between one or more Loan Parties and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Patent License” means any agreement now or hereafter in existence granting to any Loan Party any right, whether exclusive or non-exclusive, with respect to any Person’s patent or any invention now or hereafter in existence, whether or not patentable, or pursuant to which any Loan Party has granted to any other Person, any right, whether exclusive or non-exclusive, with respect to any Patent or any invention now or hereafter in existence, whether or not patentable and whether or not a Patent or application for Patent is in or hereafter comes into existence on such invention, including, without limitation, the Patent Licenses described on Schedule V to any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time).

“Perfection Certificate” means with respect to each Loan Party a certificate, substantially in the form of Exhibit F hereto, completed and supplemented with the schedules and attachments contemplated thereby to the reasonable satisfaction of the Collateral Agent.

“Permitted Lien” means any Lien permitted by both (a) the Indenture and (b) all Term Loan Agreements, if any.

“Prepayment Account” has the meaning set forth in Section 2.06 of this Agreement.

“Purchase Money Obligation” means Indebtedness of DRI or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of DRI or any Restricted Subsidiary or the cost of installation, construction or improvement thereof, and the payment of any sales or other taxes associated therewith; provided, however, that (i) the amount of such Indebtedness shall not exceed such purchase price or cost and payment plus applicable taxes, and (ii) such Indebtedness shall be incurred within one year of such acquisition of such asset by DRI or such Restricted Subsidiary or such installation, construction or improvement.

“Receivables” means all Accounts, all Payment Intangibles, all Instruments, all Chattel Paper and all Supporting Obligations supporting or otherwise relating to any of the foregoing.

“Recordable Intellectual Property” means Intellectual Property the transfer of which is required to be recorded in the United States Patent and Trademark Office or the United States Copyright Office in order to be effective against subsequent third party transferees; provided that the following shall not be considered “Recordable Intellectual Property” hereunder: (i) unregistered United States Copyrights and (ii) non-exclusive Licenses.

“Reinvestment Funds” has the meaning set forth in Section 2.05(a) of this Agreement.

“Reinvestment Funds Account” has the meaning set forth in Section 2.05(a) of this Agreement.

“Restricted Deposit Accounts” means each Deposit Account restricted pursuant to Section 4.13 and listed under the heading “Restricted Deposit Accounts” on Schedule 1.01B hereto.

“Restricted Subsidiary” has the meaning set forth in the Indenture.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors.

“Security Interests” means the security interests in the Collateral granted under this Agreement securing the Finance Obligations.

“Settlements” means all right, title and interest of a Loan Party in, to and under any settlement agreement or other agreement executed in settlement or compromise of any Claim, including all rights to enforce such agreements and all payments thereunder or arising in connection therewith.

“Software” means all “software” (as defined in the UCC), and also means and includes all software programs, whether now or hereafter owned, licensed or leased by a Loan Party, designed for use on Computer Hardware, including, without limitation, all operating system software, utilities and application programs in whatever form and whether or not embedded in goods, all source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever, all firmware associated with any of the foregoing, all documentation, flowcharts, logic diagrams, web pages, manuals, specifications, training materials, charts and pseudo codes associated with any of the foregoing, and all options, warranties, services contracts, program services, test rights, maintenance rights, support rights, renewal rights and indemnifications relating to any of the foregoing.

“Software License” means any agreement (including any agreement constituting a Copyright License, Patent License and/or Trademark License) now or hereafter in existence granting to any Loan Party any right, whether exclusive or non-exclusive, to use another Person’s Software, or pursuant to which any Loan Party has granted to any other Person, any right, whether exclusive or non-exclusive, to use any Software, whether or not subject to any registration.

“Supporting Obligation” means a “supporting obligation” (as defined in the UCC) and also means a guarantee or other secondary obligation supporting, or any Lien securing, the payment or performance of one or more Receivables, General Intangibles, Documents, Assigned Agreements or Investment Property.

“Swap Agreement” means an agreement between a Loan Party and any Swap Creditor with respect to one or more Swap Obligations.

“Swap Creditor” means any Person from time to time party to one or more Swap Agreements with a Loan Party permitted by the Indenture and all Term Loan Agreements, if any, and that has also executed a Sharing Confirmation (as defined in the Collateral Agency Agreement), and its successors and assigns, and “Swap Creditors” means any two or more of such Swap Creditors, collectively.

“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any Insolvency Proceeding) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, forward contract, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions, excluding any amounts which such Person is entitled to set-off against its obligations under applicable Law.

“Term Loan Documents” means any Term Loan Agreement, any promissory notes, guaranties, the Collateral Documents and other documents entered into in connection therewith and as may be designated “Term Loan Documents” in any such Term Loan Agreement, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

“Trademark” means any of the following:

(i) the United States and foreign trademarks described on Schedule V to any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time) and any renewals thereof;

(ii) all other trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, certification marks, collective marks, brand names and trade dress which are or have been used in the United States or in any state, territory or possession thereof, or in any other place, nation or jurisdiction, along with all prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable Law;

(iii) the goodwill of the business symbolized thereby or associated with each of the foregoing;

(iv) all registrations and applications in connection therewith, including, without limitation, registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, but excluding in all cases all intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office provided that upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Trademark;

(v) all reissues, extensions and renewals thereof;

(vi) all claims for, and rights to sue for, past, present or future infringements of any of the foregoing;

(vii) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Trademark Licenses in connection therewith; and

(viii) all rights corresponding to any of the foregoing whether arising under the Laws of the United States or any foreign country or otherwise.

“Trademark License” means any agreement now or hereafter in existence granting to any Loan Party any right, whether exclusive or non-exclusive, to use another Person’s trademarks or trademark applications, or pursuant to which any Loan Party has granted to any other Person, any right, whether exclusive or non-exclusive, to use any Trademark, whether or not registered, including, without limitation, the Trademark Licenses described on Schedule V to any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time) and the rights to prepare for sale, sell and advertise for sale, all of the inventory now or hereafter owned by any Loan Party and now or hereafter covered by such license agreements.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of Law, the perfection, the effect of perfection or non-perfection or the priority of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“US Subsidiary” means with respect to any Person each Subsidiary of such Person which, at the time of determination, is incorporated in or organized under the Laws of the United States of America, any State thereof or the District of Columbia, and “US Subsidiaries” means all of them, collectively.

Section 1.04 Terms Generally. Terms defined in the introductory paragraphs hereof and the definitions in Section 1.03 shall apply equally to both the singular and plural forms of the terms defined. Wherever the context may require, any pronouns shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless otherwise stated herein or the context shall otherwise require. Unless otherwise expressly provided herein, the word “day” means a calendar day.

ARTICLE II

SECURITY INTERESTS

Section 2.01 Grant of Security Interests. To secure the due and punctual payment of all Finance Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the obligations of each Loan Party hereunder and the other Loan Parties hereunder and under the other Finance Documents, each Loan Party hereby grants to the Collateral Agent for the benefit of the Finance Parties a security interest in, and each Loan Party hereby pledges and assigns to the Collateral Agent for the benefit of the Finance Parties, all of such Loan Party’s right, title and interest in, to and under the following, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located (other than any item which on any date constitutes an Excluded Contract or Excluded Equipment) (all of which are herein collectively called the “Collateral”):

(i) all Receivables;

(ii) all Inventory;

(iii) all General Intangibles;

(iv) all Intellectual Property;

(v) all Documents and all Supporting Obligations of any kind given by any Person with respect thereto;

(vi) all Equipment;

(vii) all Investment Property and all Supporting Obligations of any kind given by any Person with respect thereto;

(viii) all Assigned Agreements;

(ix) all Deposit Accounts;

(x) the Collateral Accounts, all cash and other property deposited therein or credited thereto from time to time, the Liquid Investments made pursuant to Section 2.07 and other monies and property of any kind of any Loan Party maintained with or in the possession of or under the control of the Collateral Agent;

(xi) all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of each Loan Party pertaining to any of the Collateral; and

(xii) all Proceeds of all or any of the Collateral described in clauses (i) through (xi) hereof;

provided, however, that, the Collateral shall not include (i) any property or assets owned by any Loan Party that is a Foreign Subsidiary, (ii) any voting security that is issued by a Foreign Subsidiary (that is a corporation for United States federal income tax purposes) and owned by any Loan Party, if and to the extent that the inclusion of such voting security in the Collateral would cause the Collateral pledged by such Loan Party hereunder or under any other Finance Document to include in the aggregate more than 65% of the total combined voting power of all classes of voting securities of such Foreign Subsidiary, (iii) assets securing Purchase Money Obligations or Capital Lease Obligations permitted to be incurred pursuant to the Indenture and all Term Loan Agreements, if any, (iv) any Capital Stock and other securities of each Subsidiary of DRI to the extent that the pledge of such Capital Stock or other securities to secure the Finance Obligations would cause such Subsidiary to be required to file separate financial statements with the Securities and Exchange Commission pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time) of the Securities and Exchange Commission, (v) any Capital Stock or other securities of any Person that becomes a Guarantor after the Issue Date that, together with all other such Guarantors created, acquired or invested in after the Issue Date, have a collective Fair Market Value of less than $30,000,000 and (vi) any proceeds or products from any and all of the foregoing unless such proceeds or products would otherwise constitute Collateral.

Notwithstanding the foregoing, if granting or perfecting any Lien to secure the Finance Obligations on any Collateral (i) cannot be granted or perfected under applicable law, none of DRI, Duane Reade or the Guarantors will be required to grant or perfect, as applicable, such Lien and (ii) that consists of personal property rights that are licensed or leased from a third-party requires the consent of such third party pursuant to the terms of an applicable license or lease agreement, and such terms are enforceable under applicable law, DRI, Duane Reade or the Guarantors, as the case may be, will use all commercially reasonable efforts to obtain such consent with respect to the granting or perfecting of such Lien, but if the third party does not consent to the granting or perfecting of such Lien after the use of commercially reasonable efforts, none of DRI, Duane Reade or the Guarantors will be required to do so.

Section 2.02 Continuing Liability of Each Loan Party. Anything herein to the contrary notwithstanding, each Loan Party shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral. Neither the Collateral Agent nor any Finance Party shall have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Finance Party of any payment relating to any Collateral, nor shall the Collateral Agent or any Finance Party be required to perform or fulfill any of the obligations of any Loan Party with respect to any of the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party’s obligations with respect to any Collateral. Furthermore, neither the Collateral Agent nor any Finance Party shall be required to file any claim or demand to collect any amount due or to enforce the performance of any party’s obligations with respect to the Collateral.

Section 2.03 Security Interests Absolute. All rights of the Collateral Agent, all security interests hereunder and all obligations of each Loan Party hereunder are unconditional and absolute and independent and separate from any other security for or guaranty of the Finance Obligations, whether executed by such Loan Party, any other Loan Party or any other Person. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be released, discharged or otherwise affected or impaired by:

(i) any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any Finance Obligation under any other Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation, by operation of Law or otherwise;

(ii) any change in the manner, place, time or terms of payment of any Finance Obligation or any other amendment, supplement or modification to any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation;

(iii) any release, non-perfection or invalidity of any direct or indirect security for any Finance Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Finance Obligation or any release of any other obligor or Loan Parties in respect of any Finance Obligation;

(iv) any change in the existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting a Loan Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Finance Obligation;

(v) the existence of any claim, set-off or other right which any Loan Party may have at any time against any other Loan Party, any Finance Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against any Loan Party for any reason of any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation or any provision of applicable Law or regulation purporting to prohibit the payment by any Loan Party of any Finance Obligation;

(vii) any failure by any Finance Party: (A) to file or enforce a claim against any Loan Party or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any Loan Party of any new or additional indebtedness or obligation under or with respect to the Finance Obligations; (C) to commence any action against any Loan Party; (D) to disclose to any Loan Party any facts which such Finance Party may now or hereafter know with regard to any Loan Party; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Finance Obligations;

(viii) any direction as to application of payment by any Loan Party or any other Person;

(ix) any subordination by any Finance Party of the payment of any Finance Obligation to the payment of any other liability (whether matured or unmatured) of any Loan Party to its creditors;

(x) any act or failure to act by the Collateral Agent or any other Finance Party under this Agreement or otherwise which may deprive any Loan Party of any right to subrogation, contribution or reimbursement against any other Loan Party or any right to recover full indemnity for any payments made by such Loan Party in respect of the Finance Obligations; or

(xi) any other act or omission to act or delay of any kind by any Loan Party or any Finance Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Loan Party’s obligations hereunder (other than final payment in full of the Finance Obligations).

Each Loan Party has irrevocably and unconditionally delivered this Agreement to the Collateral Agent, for the benefit of the Finance Parties, and the failure by any other Person to sign this Agreement or a security agreement similar to this Agreement or otherwise shall not discharge the obligations of any Loan Party hereunder.

This Agreement shall remain fully enforceable against each Loan Party irrespective of any defenses that any other Loan Party may have or assert in respect of the Finance Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Loan Party may assert the defense of final payment in full of the Finance Obligations.

Section 2.04 Segregation of Proceeds; Cash Proceeds Account.

(a) Creation of Cash Proceeds Account. There is hereby established with the Collateral Agent a Securities Account (the “Cash Proceeds Account”) entitled “Duane Reade Senior Cash Collateral Account” and under the exclusive control of the Collateral Agent, into which there shall be deposited from time to time the cash Proceeds of the Collateral required to be delivered to the Collateral Agent pursuant to subsection (b) of this Section. Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Cash Proceeds Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Cash Proceeds Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Cash Proceeds Account together with any Liquid Investments from time to time made pursuant to Section 2.07 and any other property or assets from time to time deposited in or credited to the Cash Proceeds Account shall, subject to the Intercreditor Agreement, vest in and be under the sole dominion and control of the Collateral Agent for the benefit of the Finance Parties, shall constitute part of the Collateral hereunder and shall not constitute payment of the Finance Obligations until applied thereto as hereinafter provided.

(b) Deposits to Cash Proceeds Account. Upon the occurrence and during the continuance of an Event of Default, except as otherwise provided in Section 2.05 or 2.06 hereof and subject to the provisions of the Intercreditor Agreement, each Loan Party shall upon the instruction of the Collateral Agent instruct all Account Debtors and other Persons obligated in respect of its Receivables and other Collateral to make all payments in respect of its Receivables and other Collateral (other than Revolving Lender Priority Collateral if any Revolving Loan Obligation is at the time outstanding or any commitment of one or more Revolving Lenders remains in effect under the Revolving Credit Agreement) either (i) directly to the Collateral Agent (by instructing that such payments be remitted by direct wire transfer to the Collateral Agent at its address referred to in Section 7.01 or to a post office box which shall be in the name and under the control of the Collateral Agent) or (ii) to one or more other banks in the United States (by instructing that such payments be remitted by direct wire transfer to, or to a post office box which shall be in the name and under the control of, such bank) under an Account Control Agreement duly executed by each relevant Loan Party and such bank or under other arrangements, in form and substance satisfactory to the Collateral Agent, pursuant to which each relevant Loan Party shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit into the Cash Proceeds Account or as the Collateral Agent may otherwise instruct such bank. All such payments made to the Collateral Agent shall be deposited in the Cash Proceeds Account. In addition to the foregoing, each Loan Party agrees that, subject to the Intercreditor Agreement, if the Proceeds of any Collateral hereunder (other than Revolving Lender Priority Collateral if any Revolving Loan Obligation is at the time outstanding or any commitment of one or more Revolving Lenders remains in effect under the Revolving Credit Agreement) (including the payments made in respect of Receivables) shall be received by it after the occurrence and during the continuance of an Event of Default and the receipt of such instructions, such Loan Party shall as promptly as possible deposit such Proceeds into the Cash Proceeds Account. Until so deposited, all such Proceeds shall be held in trust by the relevant Loan Party for and as the property of the Collateral Agent for the benefit of the Finance Parties and shall not be commingled with any other funds or property of any Loan Party; provided, however, that after an Event of Default that gave rise to the application of this Section has been cured or waived and until another Event of Default shall occur, all collected funds on deposit in the Cash Proceeds Account, or so much thereof as is not required to make payment of the Finance Obligations which have become due and payable (whether by scheduled maturity, acceleration or otherwise), shall be withdrawn by the Collateral Agent on the next Business Day following the day on which the Collateral Agent considers the funds deposited therein to be collected funds and disbursed to the applicable Loan Party or its order. Each Loan Party hereby irrevocably consents and agrees to such disbursement. Each Loan Party hereby irrevocably authorizes and empowers the Collateral Agent, its officers, employees and authorized agents during the continuance of an Event of Default and subject to the Intercreditor Agreement, to endorse and sign its name on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by the relevant Loan Party prior to any endorsement or assignment thereof by the Collateral Agent. The Collateral Agent may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

Section 2.05 Reinvestment Funds Account.

(a) Creation of and Deposits to the Reinvestment Funds Account. Promptly upon and at all times after the receipt by any Loan Party of any Net Loss Proceeds (as defined in the Indenture) or other amounts required to be paid to the Collateral Agent pursuant to Section 4.15(b) of the Indenture, Section 4.10 hereof or pursuant to any similar provision of any Term Loan Agreement or other Finance Document (in each case other than proceeds in respect of the Revolving Lender Priority Collateral if any Revolving Loan Obligation is at the time outstanding or any commitment of one or more Revolving Lenders remains in effect under the Revolving Credit Agreement) (collectively, “Reinvestment Funds”) and subject to the Intercreditor Agreement, such Loan Party shall establish and shall thereafter (i) maintain an additional Securities Account (the “Reinvestment Funds Account”) at the offices of the Collateral Agent or such other bank or other financial institution as such Loan Party and the

Collateral Agent may agree, in the name and under the exclusive control of the Collateral Agent or (ii) pay over such proceeds to the Revolving Credit Administrative Agent in accordance with the Indenture or the applicable provision of any Term Loan Agreement. If the Reinvestment Funds Account is not maintained at an office of the Collateral Agent, then forthwith upon the establishment of such account, the applicable Loan Party shall notify the Collateral Agent of the location, account name and account number of such account and shall, subject to the Intercreditor Agreement, deliver to the Collateral Agent an Account Control Agreement with respect to such Reinvestment Funds Account duly executed by such Loan Party and the Securities Intermediary maintaining such Reinvestment Funds Account. Each Loan Party hereby agrees to cause any Reinvestment Funds received from time to time after the establishment of the Reinvestment Funds Account to be deposited therein as set forth in this paragraph. Any Net Loss Proceeds (other than proceeds in respect of the Revolving Lender Priority Collateral if any Revolving Loan Obligation is at the time outstanding or any commitment of one or more Revolving Lenders remains in effect under the Revolving Credit Agreement) exceeding $10,000,000 in respect of one or a series of related events or conditions giving rise thereto received from time to time by the Collateral Agent in respect of which the Collateral Agent is an insured party and loss payee shall be promptly deposited in the Reinvestment Funds Account as set forth in this paragraph to be applied in accordance with the terms of this Agreement and the Finance Documents, subject to the provisions of clause (ii) above. Any income received with respect to the balance from time to time standing to the credit of the Reinvestment Funds Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Reinvestment Funds Account to be applied in accordance with the terms of this Agreement and the Finance Documents. All right, title and interest in and to the cash amounts on deposit from time to time in the Reinvestment Funds Account together with any Liquid Investments from time to time made pursuant to Section 2.07 hereof and any other property or assets from time to time deposited in or credited to the Reinvestment Funds Account shall vest in the Collateral Agent for the benefit of the Finance Parties, shall constitute part of the Collateral hereunder and shall not constitute payment of the Finance Obligations until applied thereto as hereinafter provided. The Collateral Agent shall apply to repayment of the Finance Obligations those amounts on deposit in the Reinvestment Funds Account which are required to be applied to the repayment of the Senior Secured Notes in accordance with the Indenture, and to the repayment of any Term Loans in accordance with the relevant provisions of any Term Loan Agreement or, in each case, any other applicable term of any Finance Document at the times expressly provided for in such documents, and, unless an Event of Default shall have occurred and be continuing, shall promptly in accordance with subsection (b) below release to, or upon the order of the Loan Party in respect of which such Reinvestment Funds were delivered, those amounts on deposit in the Reinvestment Funds Account which are not required to be so applied or retained in the Reinvestment Funds Account pursuant to any other provision of any Finance Document for application as provided in subsection (b) below.

(b) Withdrawals from Reinvestment Funds Account. The balance from time to time standing to the credit of the Reinvestment Funds Account (to the extent not applied pursuant to the last sentence of Section 2.05(a)) shall be subject to withdrawal only upon the instructions of the Collateral Agent. Except upon the occurrence and continuation of an Event of Default, the Collateral Agent agrees to give instructions to distribute such amounts to the applicable Loan Party at such times and in such amounts as such Loan Party shall request for the purpose of repairing, reconstructing or replacing the property in respect of which such Reinvestment Funds were received or for the purpose of repaying indebtedness secured by a Permitted Lien on, or meeting other liabilities in respect of, the property in respect of which such Reinvestment Funds were received. Each Loan Party hereby irrevocably consents and agrees to such distribution. To the extent required by any Finance Document, any such request shall be accompanied by a certificate of the chief executive officer or chief financial officer of such Loan Party setting forth in detail the repair, reconstruction or replacement for which such funds will be expended. If immediately available cash on deposit in the Reinvestment Funds Account is not sufficient to make any distribution to a Loan Party referred to in the previous sentence of this Section 2.05(b), the Collateral Agent shall cause to be liquidated as promptly as practicable such Liquid Investments in the Reinvestment Funds Account designated by such Loan Party as are required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Article II, such distribution shall not be made until such liquidation has taken place. Upon the occurrence and continuation of an Event of Default, the Collateral Agent may apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Reinvestment Funds Account in the manner specified in Section 5.04 hereof.

Section 2.06 Prepayment Account. Subject to the Intercreditor Agreement, all amounts that may be required to be deposited by the Loan Parties as cash collateral pursuant to the Indenture or any Term Loan Agreement and any other Finance Document shall be deposited in a Securities Account (the “Prepayment Account”) established and maintained by the Loan Parties at the offices of the Collateral Agent or such other bank or other financial institution as the Loan Parties and the Collateral Agent may agree, in the name and under the exclusive control of the Collateral Agent. If the Prepayment Account is not maintained at an office of the Collateral Agent, then forthwith upon the establishment of such account, the Loan Party so required to make such deposit shall notify the Collateral Agent of the location, account name and account number of such account and shall deliver to the Collateral Agent an Account Control Agreement with respect to such Prepayment Account duly executed by the applicable Loan Party or Loan Parties and the Securities Intermediary maintaining such Prepayment Account. Any income received with respect to the balance from time to time standing to the credit of the Prepayment Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Prepayment Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Prepayment Account, together with any Liquid Investments from time to time deposited in or credited to the Prepayment Account, shall vest in and be under the sole dominion and control of the Collateral Agent for the benefit of the Finance Parties, shall constitute part of the Collateral hereunder and shall not constitute payment of the Finance Obligations until applied thereto as hereinafter provided. The Collateral Agent shall from time to time pay to (i) the Trustee for application to repayment of the Senior Secured Notes those amounts on deposit in the Prepayment Account which may be required to be applied to the repayment of the Senior Secured Notes in accordance with the Indenture upon receipt of an Officer’s Certificate thereunder, and (ii) a Term Loan Agent for application to repayment of any Term Loans those amounts on deposit in the Prepayment Account which may be required to be applied to the repayment of any Term Loans in accordance with such Term Loan Credit Agreement upon receipt of written direction from such Term Loan Agent. If immediately available cash on deposit in the Prepayment Account is not sufficient to make any distribution referred to in this Section 2.06, the Collateral Agent shall cause to be liquidated as promptly as practicable such Liquid Investments in the Prepayment Account designated by the Loan Parties as are required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 2.06, such distribution shall not be made until such liquidation has taken place.

Section 2.07 Investment of Funds in Collateral Accounts. Amounts on deposit in the Collateral Accounts shall be invested and reinvested from time to time in such Liquid Investments as the Loan Parties shall determine, which Liquid Investments shall be held under the control of the Collateral Agent; provided that, if an Event of Default has occurred and is continuing, the Collateral Agent may liquidate any such Liquid Investments and apply or cause to be applied the proceeds thereof in the manner specified in Section 5.04 hereof. For this purpose, “Liquid Investments” means any Cash Equivalent maturing within 30 days after such Cash Equivalent is acquired by the Collateral Agent.

Section 2.08 Collateral Agent Not Responsible. The Collateral Agent shall not be responsible for proper application by any Loan Party of any amount distributed pursuant to this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants that:

Section 3.01 Title to Collateral. Such Loan Party has good and marketable title to, or valid license or leasehold interests in, all of the Collateral in which it has granted a security interest hereunder, free and clear of any Liens other than Permitted Liens. Other than financing statements or other similar or equivalent documents or instruments with respect to the Liens in favor of the Collateral Agent, the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral having a value individually or collectively in excess of $500,000 (other than Inventory in transit or Inventory in the possession of a carrier or similar bailee as to which the provisions of Section 4.04 of this Agreement have been complied with) is in the possession or control of any Person (other than the Revolving Credit Administrative Agent or a Loan Party) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession and/or control of Collateral as contemplated hereby and by the other Finance Documents.

Section 3.02 Validity, Perfection and Priority of Security Interests.

(a) The Security Interests constitute valid security interests under the UCC securing the Finance Obligations.

(b) When UCC-1 financing statements naming the Collateral Agent as secured party and containing a description of the Collateral in the form specified in Exhibit E hereto shall have been filed in the respective offices specified in Schedule 4.01 hereto, the Security Interests will constitute perfected security interests in all right, title and interest of each Loan Party in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for Permitted Liens.

(c) When each Patent and Trademark Security Agreement has been filed with the United States Patent and Trademark Office and each Copyright Security Agreement has been filed with the United States Copyright Office, the Security Interests will (assuming that the financing statements referred to in paragraph (b) above have been filed in the appropriate filing offices) constitute perfected security interests in all right, title and interest of such Loan Party in the Recordable Intellectual Property therein described to the extent that a security interest therein may be perfected by filing in such office, prior to all other Liens and rights of others therein except for Permitted Liens.

(d) When each Account Control Agreement has been executed and delivered to the Collateral Agent, the Security Interests will constitute perfected security interests in all right, title and interest of the Loan Parties in the Deposit Accounts and Securities Accounts, as applicable, subject thereto, prior to all other Liens and rights of others therein and subject to no adverse claims except for Permitted Liens.

(e) So long as such Loan Party is in compliance with the provisions of Section 4.14 hereof, the Security Interests shall constitute perfected security interests in all right, title and interest of such Loan Party in all electronic Chattel Paper, prior to all other Liens and rights of others therein except for Permitted Liens.

Section 3.03 Fair Labor Standards Act. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state or foreign Law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect.

Section 3.04 No Consents. No consent of any other Person (including, without limitation, any stockholder or creditor of such Loan Party or any of its Subsidiaries) and no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by the Loan Party in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of the rights and remedies of the Collateral Agent pursuant to this Agreement, except (i) as may be required to perfect (as described in Schedule 4.01 hereto) and maintain the perfection of the security interests created hereby, (ii) with respect to vehicles represented by a certificate of title, (iii) with respect to Receivables subject to the Federal Assignment of Claims Act, (iv) in connection with the disposition of the Collateral by Laws affecting the offering and sale of securities generally or as described in Schedule 3.04 hereto, (v) as provided in the Intercreditor Agreement, (vi) certain remedial actions may be limited by pharmacy and related Laws or (vii) as contemplated by the definition of Excluded Contracts; provided, however, that (i) the registration of Copyrights in the United States Copyright Office may be required to obtain a security interest therein that is effective against subsequent transferees under United States Federal copyright law and (ii) to the extent that recordation of the Security Interests in the United States Patent and Trademark Office or the United States Copyright Office is necessary to perfect the Security Interests or to render the Security Interests effective against subsequent third parties, such recordations will not have been made with respect to the items that are not Recordable Intellectual Property.

Section 3.05 Deposit and Securities Accounts. Schedule 3.05 hereto sets forth as of the date hereof a complete and correct list of each Loan Party’s Deposit Accounts and Securities Accounts, the name and address of the financial institution which maintains each such account and the purpose for which such account is used.

Section 3.06 Insurance. On the Issue Date, each Loan Party’s insurance complies with the provisions of Section 4.10.

ARTICLE IV

COVENANTS

Each Loan Party covenants and agrees that until the payment in full of all Finance Obligations and until there is no commitment by any Finance Party to make further advances, incur obligations or otherwise give value, such Loan Party will comply with the following:

Section 4.01 Delivery of Perfection Certificate; Initial Perfection and Delivery of Search Reports. On or prior to the Issue Date, such Loan Party shall (i) deliver its Perfection Certificate to the Collateral Agent, and (ii) cause all filings and recordings specified in Schedule 4.01 hereto to be made within the time periods specified in such schedule. The information set forth in the Perfection Certificate shall be correct and complete as of the Issue Date. The Loan Parties represent and warrant that duly executed Account Control Agreements with respect to each of the Loan Parties’ Deposit Accounts (other than Exempt Deposit Accounts, Operating Accounts, Individual Store Accounts and Excluded Deposit Accounts, with respect to which no Account Control Agreements shall be required hereunder) and Securities Accounts are in full force and effect as if they were delivered hereunder.

Section 4.02 Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements. Such Loan Party will not change its name, identity, structure or location (determined as provided in Section 9-307 of the UCC) in any manner, and shall not become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, in each case, unless it shall have given the Collateral Agent not less than 20 days’ prior notice thereof and such Loan Party shall take all action necessary or advisable to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral of such Loan Party. Such Loan Party shall not in any event change the location of its place or places of business, its chief executive office or any Collateral or its name, identity, structure or location (determined as provided in Section 9-307 of the UCC), or become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, if such change would cause the Security Interests in any Collateral to lapse or cease to be perfected unless such Loan Party has taken on or before the date of lapse all actions necessary to ensure that the Security Interests in the Collateral do not lapse or cease to be perfected. Such Loan Party shall promptly notify the Collateral Agent in writing of the specific actions taken by such Loan Party pursuant to this section.

Section 4.03 Further Actions. Each Loan Party will, from time to time at its expense and in such manner and form as the Collateral Agent may reasonably request, execute, deliver, file and record any financing statement, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC and any filings with the United States Patent and Trademark Office and the United States Copyright Office) that from time to time may be reasonably necessary or advisable under the UCC or with respect to Recordable Intellectual Property, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Agent and the Finance Parties to obtain the full benefit of this Agreement or to exercise and enforce any of its rights, powers and remedies created hereunder or under applicable Law with respect to any of the Collateral. To the extent permitted by applicable Law but without limiting such Loan Party’s obligations to itself comply with the first sentence of this Section 4.03, such Loan Party hereby authorizes the Collateral Agent to file, in the name of such Loan Party or otherwise and without the signature or other separate authorization or authentication of such Loan Party appearing thereon, such UCC financing statements or continuation statements as the Collateral Agent may reasonably deem necessary or appropriate to further perfect or maintain the perfection of the Security Interests. Such Loan Party hereby authorizes the Collateral Agent to file financing and continuation statements describing as the Collateral covered thereby “all of the debtor’s personal property and assets” or words to similar effect, notwithstanding that such description may be broader in scope than the Collateral described in this Agreement. Such Loan Party agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Loan Parties shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other assignment documents concerning the Collateral.

Section 4.04 Collateral in Possession of Other Persons, Leased Real Property Locations. If any of such Loan Party’s Collateral having a value individually or collectively in excess of $1,000,000 is at any time in the possession or control of any warehouseman, vendor, bailee or any agents or processors of any Loan Party, such Loan Party shall (i) notify such warehouseman, vendor, bailee, agent or processor of the Security Interests created hereby, (ii) instruct such warehouseman, vendor, bailee, agent or processor to hold all such Collateral for the Collateral Agent’s account and subject to the Collateral Agent’s instructions, (iii) use commercially reasonable efforts (without incurring material obligations or foregoing material rights) to cause such warehouseman, vendor, bailee, agent or processor to authenticate a record acknowledging that it holds possession of such Collateral for the benefit of the Collateral Agent and the Finance Parties and (iv) make such authenticated record available to the Collateral Agent. Such Loan Party agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant Law).

Section 4.05 Books and Records. Such Loan Party shall keep full and accurate books and records relating to the Collateral and such Loan Party will make the same available to the Collateral Agent for inspection, at such Loan Party’s own cost and expense, at any and all reasonable times upon demand. Upon direction by the Collateral Agent, such Loan Party shall stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the Security Interests.

Section 4.06 Delivery of Instruments, Etc. Subject to the Intercreditor Agreement (including the obligation to deliver any Instrument or Certificated Security to the Revolving Credit Administrative Agent) such Loan Party will promptly deliver each Instrument and each Certificated Security (other than (i) Cash Equivalents held in a Deposit Account or a Securities Account and subject to an effective Account Control Agreement unless maintained with the Collateral Agent or as otherwise required by Section 4.13 hereof and (ii) Instruments or Certificated Securities received in connection with bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business having individually, a face amount of less than $1,000,000 in the case of Instruments or Certificated Securities subject to this clause (ii)) to the Collateral Agent, appropriately indorsed to the Collateral Agent; provided that so long as no Event of Default shall have occurred and be continuing, and except as required by any other Finance Document, such Loan Party may (unless otherwise provided in Section 2.04(b)) retain for collection in the ordinary course of business any checks, drafts and other Instruments received by it in the ordinary course of business, and the Collateral Agent shall, promptly upon request of such Loan Party, make appropriate arrangements for making any other Instrument or Certificated Security pledged by such Loan Party available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Collateral Agent, against a trust receipt or like document).

Section 4.07 Notification to Account Debtors. Upon the occurrence and during the continuance of any Event of Default and if so requested by the Collateral Agent, but in all cases subject to the Intercreditor Agreement, such Loan Party will promptly notify (and such Loan Party hereby authorizes the Collateral Agent so to notify) each Account Debtor in respect of any Receivable that such Collateral has been assigned to the Collateral Agent hereunder for the benefit of the Finance Parties, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent or its designee in accordance with Section 2.04 hereof.

Section 4.08 Certificates of Title. Upon the occurrence and during the continuance of an Event of Default and if requested by the Collateral Agent, such Loan Party shall in the case of Equipment constituting one or more titled vehicles deliver to the Collateral Agent any and all certificates of title, applications for title or similar evidence of ownership of such Equipment and shall cause the Collateral Agent to be named as lienholder on any such certificate of title or other evidence of ownership.

Section 4.09 Disposition of Collateral. Without the prior written consent of the Collateral Agent, such Loan Party will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral or create or suffer to exist any Lien (other than the Security Interests and Permitted Liens) on any Collateral except that, subject to the rights of the Collateral Agent and the Finance Parties hereunder if a Default or an Event of Default shall have occurred and be continuing, such Loan Party may sell, lease, license, assign, exchange or otherwise dispose of, or grant options with respect to, Collateral to the extent permitted by the Indenture and all Term Loan Agreements, if any, whereupon, in the case of any such disposition, the Security Interests created hereby in such item (but not in any Proceeds arising from such disposition) shall cease immediately without any further action on the part of the Collateral Agent.

Section 4.10 Insurance. On or prior to the Issue Date, such Loan Party will cause the Collateral Agent to be named as an insured party and loss payee, effective at all times on and after the Issue Date, on each insurance policy covering risks relating to any of its Inventory and Equipment. Each such insurance policy shall include effective waivers by the insurer of all claims for insurance premiums against the Collateral Agent and the Finance Parties and provide that no cancellation, termination or material modification thereof shall be effective until at least 30 days after receipt by the Collateral Agent of notice thereof. Such Loan Party hereby appoints the Collateral Agent as its attorney-in-fact, effective during the continuance of an Event of Default, to make proof of loss, claims for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any insurance policies.

Such Loan Party assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Loan Party to pay the Finance Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Loan Party.

Section 4.11 Information Regarding Collateral. Such Loan Party will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

Section 4.12 Covenants Regarding Intellectual Property. Except in respect of subparagraphs (a), (b), (c), (e) and (f) below where the failure to do so could not reasonably be expected to have a Material Adverse Effect:

(a) Such Loan Party (either itself or through licensees) will, for each Patent, not do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Loan Party’s business may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent as required by the patent laws.

(b) Such Loan Party (either itself or, if permitted by Law, through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Loan Party’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity from non-use, material alteration, naked licensing or genericide, (ii) maintain the quality of products and services offered under such Trademark in a manner substantially consistent with or better than the quality of such products and services as of the date hereof, (iii) display such Trademark with proper notice, including notice of federal registration to the extent permitted by applicable Law and consistent with past practice, (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights, (v) not permit any assignment in gross of such Trademark and (vi) allow the Collateral Agent and its designees the right, at any time and from time to time, to inspect such Loan Party’s premises and to examine and observe such Loan Party’s books, records and operations, including, without limitation, its quality control processes, upon reasonable notice and at such reasonable times and as often as may be reasonably requested.

(c) Such Loan Party (either itself or through licensees) will, for each work covered by a Copyright material to the conduct of its business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice.

(d) Such Loan Party shall promptly notify the Collateral Agent if it knows or has reason to know that any Patent, Trademark or Copyright (or any application or registration relating thereto) material to the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court, other than ordinary course United States Patent and Trademark Office actions) regarding such Loan Party’s ownership of any Patent, Trademark, Copyright or Software material to the conduct of its business, its right to register the same or to keep, use or maintain the same.

(e) Such Loan Party will take all commercially reasonable steps to file, maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) material to the conduct of its business and to preserve and maintain all common law rights in any Trademarks and each registration of the Patents, Trademarks and Copyrights material to the conduct of its business, including filing and paying fees for applications for renewal, reissues, divisions, continuations, continuations-in-part, affidavits of use, affidavits of incontestability and maintenance, and, unless such Loan Party shall reasonably determine that any such action would be of negligible economic value, to initiate opposition, interference, reexamination and cancellation proceedings against third parties.

(f) If any rights to any Patent, Trademark, Copyright, Software or License relating thereto material to the conduct of its business is believed infringed, misappropriated, breached or diluted by a third party, such Loan Party shall notify the Collateral Agent promptly after it learns thereof and shall, unless such Loan Party shall reasonably determine that any such action would be of negligible economic value, promptly take such action as is consistent with past practice of such Loan Party to enforce its rights and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Loan Party shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark, Copyright, Software or License.

(g) Within 45 days after the end of each fiscal quarter of DRI, each Loan Party will (i) inform the Collateral Agent of all applications for Patents, Trademarks or Copyrights filed during such fiscal quarter by such Loan Party or by any agent, employee, licensee or delegate on its behalf with the United States Patent and Trademark Office or the United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof and (ii) upon request of the Collateral Agent, execute any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interests in such application, any resulting Patent, Trademark or Copyright and the goodwill or accounts and general intangibles of such Loan Party relating thereto or represented thereby, and such Loan Party hereby appoints the Collateral Agent its attorney-in-fact to execute and file such writings for the foregoing purposes.

(h) As to all material Licenses (excluding non-exclusive Licenses of Software) entered into after the date hereof with any third party licensor, such Loan Party will use commercially reasonable and good faith efforts to obtain all requisite consents or approvals by the licensor to effect the grant of security interest in all of such Loan Party’s right, title and interest thereunder to the Collateral Agent or its designee and to effect the sub-license contemplated under Section 5.02(e) hereof upon and during the continuance of an Event of Default, and such Loan Party shall provide immediate written notice to the Collateral Agent upon failure to obtain any such consent or approval.

(i) Such Loan Party shall take all actions (and cause all other Persons, including licensees, to the extent such other Persons are subject to its control) which are necessary or advisable to protect, preserve and confirm the validity, priority, perfection or enforcement of the rights granted to the Collateral Agent under this Agreement and give the Collateral Agent prompt written notice if, after the date hereof, such Loan Party shall obtain rights to any Trademarks, Patents or Copyrights, or enter into any new license agreements material to the conduct of its business, regarding any of the foregoing, and such Loan Party hereby agrees that the provisions of this Agreement shall automatically apply thereto. Such Loan Party will use commercially reasonable efforts so as not to permit the inclusion in any contract or agreement governing or relating to any Trademarks, Patents or Copyrights obtained after the date hereof or any license agreements entered into after the date hereof relating to any of the foregoing of any provisions that would impair or prevent the creation of a security interest in, or the assignment of, such Loan Party’s rights and interests therein. Such Loan Party will, upon request of the Collateral Agent, execute and file any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence or perfect the Security Interests in any Patent, Trademark or Copyright (or application therefor) and the goodwill or accounts and general intangibles of such Loan Party relating thereto or represented thereby, and such Loan Party, without limiting its obligation to itself take such action, hereby appoints the Collateral Agent its attorney-in-fact to execute and file such writings for the foregoing purposes.

Section 4.13 Deposit Accounts and Securities Accounts. No Loan Party shall establish after the date hereof or permit to exist any Deposit Account (other than Exempt Deposit Accounts, Operating Accounts, Individual Store Accounts or Excluded Deposit Accounts) or any Securities Account (except any such account maintained with the Collateral Agent or constituting Collateral Accounts) without promptly delivering to the Collateral Agent a fully executed Account Control Agreement with respect to such account. Subject to Section 2.04(b) hereof and the rights of the Collateral Agent under Article V hereof, each Loan Party shall cause all Proceeds of Collateral hereunder to be deposited in a Deposit Account maintained with the Collateral Agent or with respect to which an effective Account Control Agreement has been delivered to the Collateral Agent. No Loan Party shall permit the aggregate amount of overnight funds on deposit in all Individual Store Accounts to exceed $500,000 at any time. The Collateral Agent shall not give notice and take sole possession and control of any amounts on deposit in or credited to any Deposit Account or Securities Account pursuant to the related Account Control Agreement until an Event of Default shall have occurred and be continuing.

Section 4.14 Electronic Chattel Paper. Such Loan Party shall create, store and otherwise maintain all records comprising electronic Chattel Paper in a manner such that: (i) a single authoritative copy of each such record exists which is unique, identifiable and, except as provided in clause (iv) below, unalterable, (ii) the authoritative copy of each such record shall identify the Collateral Agent as the assignee thereof, (iii) the authoritative copy of each such record is communicated to and maintained by the Collateral Agent or its designee, (iv) copies or revisions that add or change any assignees of such record can be made only with the participation of the Collateral Agent, (v) each copy (other than the authoritative copy) of such record is readily identifiable as a copy and (vi) any revision of the authoritative copy of such record is readily identifiable as an authorized or unauthorized revision.

Section 4.15 Claims. In the event any Claim in excess of $1,000,000 arises or otherwise becomes known after the date hereof, the applicable Loan Party will deliver to the Collateral Agent a supplement to Schedule 1.01 hereto describing such Claim and expressly subjecting such Claim, all Judgments and/or Settlements with respect thereto and all Proceeds thereof to the Security Interests hereunder.

Section 4.16 After-Acquired Property. Such Loan Party will use all commercially reasonable efforts to ensure that any material contract or agreement entered into after the Issue Date relating to any Collateral will not contain provisions that would impair or prevent the creation of a Security Interest therein or result in such contract or agreement being an Excluded Contract.

ARTICLE V

GENERAL AUTHORITY; REMEDIES

Section 5.01 General Authority. Each Loan Party hereby irrevocably appoints the Collateral Agent and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution, in the name of such Loan Party, the Collateral Agent, the Finance Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Finance Parties, but at such Loan Party’s expense, to the extent permitted by Law and subject to the Intercreditor Agreement and the Collateral Agency Agreement, to exercise at any time and from time to time while an Event of Default has occurred and is continuing all or any of the following powers with respect to all or any of the Collateral, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Finance Obligations are paid in full and until there is no commitment by any Finance Party to make further advances, incur obligations or otherwise give value:

(i) to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement;

(ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable Instruments taken or received by such Loan Party as, or in connection with, Collateral;

(iii) to accelerate any Receivable which may be accelerated in accordance with its terms, and to otherwise demand, sue for, collect, receive and give acquittance for any and all monies due or to become due on or by virtue of Collateral;

(iv) to commence, settle, compromise, compound, prosecute, defend or adjust any Claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

(v) to sell, transfer, assign or otherwise deal in or with the Collateral or the Proceeds or avails thereof, including, without limitation, for the implementation of any assignment, lease, License, sublicense, grant of option, sale or other disposition of any Patent, Trademark, Copyright or Software or any action related thereto, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

(vi) to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with respect thereto; and

(vii) to do, at its option, but at the expense of such Loan Party, at any time or from time to time, all acts and things which the Collateral Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

Section 5.02 Remedies upon Event of Default.

(a) If any Event of Default has occurred and is continuing, the Collateral Agent may, subject to the Intercreditor Agreement and the Collateral Agency Agreement, in addition to all other rights and remedies granted to it in this Agreement and any other agreement securing, evidencing or relating to the Finance Obligations: (i) exercise on behalf of the Finance Parties all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, (ii) without demand of performance or other demand or notice of any kind (except as herein provided or as may be required by mandatory provisions of Law) to or upon any Loan Party or any other Person (all of which demands and/or notices are hereby waived by each Loan Party), (A) withdraw all cash and Liquid Investments in the Collateral Accounts and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 5.04, (B) give notice and take sole possession and control of all amounts on deposit in or credited to any Deposit Account or Securities Account pursuant to the related Account Control Agreement and apply all such funds as specified in Section 5.04 hereof and (C) if there shall be no such cash, Liquid Investments or other amounts or if such cash, Liquid Investments and other amounts shall be insufficient to pay all the Finance Obligations in full or cannot be so applied for any reason or if the Collateral Agent determines to do so, collect, receive, appropriate and realize upon the Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof at public or private sale, at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Collateral Agent may deem best, for cash, on credit or for future delivery, without assumption of any credit risk and at such price or prices as the Collateral Agent may deem satisfactory.

(b) The Collateral Agent shall give each Loan Party not less than 10 days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a private sale, state the day after which such sale may be consummated, (iii) contain the information specified in UCC Section 9-613, (iv) be authenticated and (v) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC. The Collateral Agent and each Loan Party agree that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC. Except as otherwise provided herein, each Loan Party hereby waives, to the extent permitted by applicable Law, notice and judicial hearing in connection with the Collateral Agent’s taking possession or disposition of any of the Collateral.

(c) The Collateral Agent or any Finance Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Each Loan Party will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with Law. Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice.

(d) For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may, subject to the Intercreditor Agreement, if any Event of Default has occurred and is continuing, (i) require each Loan Party to, and each Loan Party agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble, store and keep all or any part of the Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in the Collateral Agent’s opinion, reasonably convenient to the Collateral Agent and such Loan Party, whether at the premises of such Loan Party or otherwise, it being understood that such Loan Party’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Loan Party of such obligation; (ii) to the extent permitted by applicable Law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to any Loan Party, seize and remove such Collateral from such premises; (iii) have access to and use such Loan Party’s books and records relating to the Collateral; and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by such Loan Party, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any Intellectual Property or technical process used by such Loan Party. The Collateral Agent may also render any or all of the Collateral unusable at any Loan Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs.

(e) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:

(i) the Collateral Agent may (subject to the express terms of any valid and enforceable restriction in favor of a Person who is not a Group Company that prohibits, requires any consent, or establishes any other conditions for, a license thereof) license, or sublicense, whether general, special or otherwise, and whether on an exclusive (if consistent with past business practices) or non-exclusive basis, any Patents, Trademarks or Copyrights included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole and commercially reasonable discretion determine;

(ii) the Collateral Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any Licensee or sublicensee all rights and remedies of any Loan Party in, to and under any License and take or refrain from taking any action under any provision thereof, and each Loan Party hereby releases the Collateral Agent and each of the Finance Parties from, and agrees to hold the Collateral Agent and each of the Finance Parties free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto;

(iii) upon request by the Collateral Agent, each Loan Party will use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor or sublicensor of each License to effect the assignment of all of such Loan Party’s right, title and interest thereunder to the Collateral Agent or its designee and will execute and deliver to the Collateral Agent a power of attorney, in form and substance reasonably satisfactory to the Collateral Agent, for the implementation of any lease, assignment, License, sublicense, grant of option, sale or other disposition of a Patent, Trademark or Copyright; and

(iv) the Collateral Agent may direct each Loan Party to refrain, in which event each such Loan Party shall refrain, from using or practicing any Trademark, Patent or Copyright in any manner whatsoever, directly or indirectly, and shall, if requested by the Collateral Agent, change such Loan Party’s name to eliminate therefrom any use of any Trademark and will execute such other and further documents as the Collateral Agent may request to further confirm this change and transfer ownership of the Trademarks, Patents, Copyrights and registrations and any pending applications therefor to the Collateral Agent.

(f) In the event of any disposition following the occurrence and during the continuance of any Event of Default of any Patent, Trademark or Copyright pursuant to this Article V, each Loan Party shall supply its know-how and expertise relating to the manufacture and sale of the products or services bearing Trademarks or the products, services or works made or rendered in connection with or under Patents, Trademarks or Copyrights, and its customer lists and other records relating to such Patents, Trademarks or Copyrights and to the distribution of said products, services or works, to the Collateral Agent.

(g) If any Event of Default has occurred and is continuing, the Collateral Agent, instead of exercising the power of sale conferred upon it pursuant to this Section 5.02, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, and may in addition institute and maintain such suits and proceedings as the Collateral Agent may deem appropriate to protect and enforce the rights vested in it by this Agreement.

(h) If any Event of Default has occurred and is continuing, the Collateral Agent shall, to the extent permitted by applicable Law, without notice to any Loan Party or any party claiming through any Loan Party, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Finance Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Finance Parties, and each Loan Party irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

(i) Each Loan Party agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any Law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and each Loan Party hereby waives all benefit or advantage of all such Laws. Each Loan Party covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent or any other Finance Party in any Finance Document.

(j) Each Loan Party, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

(k) Each Loan Party waives, to the extent permitted by Law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder or in the other Finance Documents) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Collateral.

Section 5.03 Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, neither the Collateral Agent nor the Finance Parties shall have any duty to exercise any rights or take any steps to preserve the rights of any Loan Party in the Collateral in its or their possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, nor shall the Collateral Agent or any Finance Party be liable to any Loan Party or any other Person for failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision. Each Loan Party agrees that the Collateral Agent shall at no time be required to, nor shall the Collateral Agent be liable to any Loan Party for any failure to, account separately to any Loan Party for amounts received or applied by the Collateral Agent from time to time in respect of the Collateral pursuant to the terms of this Agreement. Without limiting the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

Section 5.04 Application of Proceeds.

(a) Priority of Distributions. The proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Accounts shall be applied as set forth in Section 4.06 of the Collateral Agency Agreement, subject in all cases to the priorities set forth in the Intercreditor Agreement. The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b) Deficiencies. It is understood that the Loan Parties shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Finance Obligations.

ARTICLE VI

COLLATERAL AGENT

Section 6.01 [Reserved].

Section 6.02 Concerning the Collateral Agent. The provisions of Article VI of the Collateral Agency Agreement shall inure to the benefit of the Collateral Agent in respect of this Agreement and shall be binding upon all Loan Parties, all Finance Parties and upon the parties hereto in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:

(i) The Collateral Agent is authorized to take all such action as is provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein or as to any matters which permit but do not require action by the Collateral Agent (including, without limitation, the timing and methods of realization upon the Collateral), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Directing Creditors as contemplated by the Collateral Agency Agreement or, in the absence of such instructions or provisions, subject to the terms of the Collateral Agency Agreement, in accordance with its discretion.

(ii) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any Finance Document by any Loan Party.

Section 6.03 Appointment of Co-Collateral Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may in consultation with DRI and, unless an Event of Default shall have occurred and be continuing, with its consent (not to be unreasonably withheld or delayed) appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Finance Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent). Notwithstanding any such appointment but only to the extent not inconsistent with such legal requirements or, in the reasonable judgment of the Collateral Agent, not unduly burdensome to it or any such co-agent, such Loan Party shall, so long as no Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with the Collateral Agent rather than any such co-agent in connection with the Collateral Agent’s rights and obligations under this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Notices. (a) Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number: (i) in the case of Holdings, DRI, Duane Reade, any Subsidiary Guarantor or any Noteholder or the Trustee, as set forth in Section 13.02 of the Indenture, (ii) in the case of any Term Loan Agent or Term Lender named in any Term Loan Agreement, as set forth in the relevant provision of any such Term Loan Agreement, (iii) in the case of the Collateral Agent, as set forth on the signature pages hereof, (iv) in the case of any Swap Creditor, as set forth in the applicable Swap Agreement or (v) in the case of any party, to such other address, facsimile number or electronic mail address as such party shall hereafter specify for the purpose of communications hereunder by notice to the other parties hereto. Each such notice, request or other communication shall be effective upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the intended recipient, (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid and (C) if delivered by facsimile, when sent and receipt has been confirmed electronically. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

(b) This Agreement may be transmitted and/or signed by facsimile and, if so transmitted or signed shall, subject to requirements of Law, have the same force and effect as a manually-signed original and shall be binding on all Loan Parties and the Finance Parties. The Collateral Agent may also require that this Agreement be confirmed by a manually-signed original hereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

Section 7.02 No Waivers; Non-Exclusive Remedies. No failure or delay on the part of any Finance Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any other Finance Document or any other document or agreement contemplated hereby or thereby and no course of dealing between any Finance Party and any of the Loan Parties shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder or under any Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the other Finance Documents are cumulative and are not exclusive of any other remedies provided by Law. Without limiting the foregoing, nothing in this Agreement shall impair the right of any Finance Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Loan Party other than its indebtedness under the Finance Documents. Each Loan Party agrees, to the fullest extent it may effectively do so under applicable Law, that any holder of a participation in a Finance Obligation, whether or not acquired pursuant to the terms of any applicable Finance Document, may exercise rights of set-off or counterclaim or other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Loan Party in the amount of such participation.

Section 7.03 Compensation and Expenses of the Collateral Agent; Indemnification.

(a) Expenses. The Loan Parties, jointly and severally, agree to pay (i) all reasonable out-of-pocket expenses of the Collateral Agent, including fees and disbursements of special and local counsel for the Collateral Agent, in connection with the preparation and administration of this Agreement or any document or agreement contemplated hereby, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default, (ii) all taxes which the Collateral Agent or any other Finance Party may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes) or to free any of the Collateral from the lien thereof, and (iii) if an Event of Default or any payment default (after the expiration of any applicable grace period) under any Swap Agreement occurs, all out-of-pocket expenses incurred by the Trustee under the Indenture, a Term Loan Agent under any Term Loan Agreement and, in the case of a Swap Agreement, the relevant Finance Party, including (without duplication) the fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b) Protection of Collateral. If any Loan Party fails to comply with the provisions of any Finance Document, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, after notice to such Loan Party (unless in the reasonable judgment of the Collateral Agent, the giving of such notice would be impractical) the Collateral Agent may, but shall not be required to, effect such compliance on behalf of such Loan Party, and the Loan Parties shall reimburse the Collateral Agent for the costs thereof within 30 days of receipt of a reasonably detailed written invoice therefor. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, handling, maintaining and shipping the Collateral, or in respect of the sale or other disposition thereof, including any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral, shall be borne and paid by the Loan Parties. If any Loan Party fails to promptly pay any portion thereof when due, the Collateral Agent may, at its option, but shall not be required to, after notice to such Loan Party (unless in the reasonable judgment of the Collateral Agent, the giving of such notice would be impractical) pay the same and charge the Loan Parties’ account therefor, and the Loan Parties agree to reimburse the Collateral Agent therefor on demand. All sums so paid or incurred by the Collateral Agent for any of the foregoing and any and all other sums for which any Loan Party may become liable hereunder and all costs and expenses (including attorneys’ fees, legal expenses and court costs) reasonably incurred by the Collateral Agent or any Finance Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon from demand and until paid at the rate applicable to interest at the highest rate applicable under the Finance Documents in respect of overdue obligations, be additional Finance Obligations hereunder.

(c) Indemnification. Each Loan Party agrees to indemnify the Collateral Agent, each other Finance Party and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact and their respective successors and assigns (each, an “Indemnitee” and, collectively, “Indemnitees”) and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by, imposed on or asserted against such Indemnitee in connection with any investigation or administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any other Collateral Document or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights under, this Agreement or any other Collateral Document or in any way relating to or arising out of the manufacture, ownership, ordering, purchasing, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the Laws of any country, state or other Governmental Authority, or any tort (including, without limitation, any claims, arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage) or contract claim; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct or that of its affiliates, directors, trustees, agents or employees as determined by a court of competent jurisdiction in a final, non-appealable judgment or order. Each Loan Party agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, such Loan Party shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to notify the Loan Parties of any such assertion of which such Indemnitee has knowledge.

(d) Contribution. If and to the extent that the obligations of any Loan Party under this Section 7.03 are unenforceable for any reason, each Loan Party hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

(e) Obligations; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Finance Obligations. The indemnity obligations of the Loan Parties contained in this Section 7.03 shall continue in full force and effect notwithstanding the full payment of all Finance Obligations and notwithstanding the discharge thereof.

Section 7.04 Enforcement. The Finance Parties agree that this Agreement may be enforced only by the action of the Collateral Agent, acting upon the instructions of the Directing Creditors, if so required under the Collateral Agency Agreement, and that no other Finance Party shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Finance Parties upon the terms of this Agreement and the Collateral Agency Agreement.

Section 7.05 Amendments and Waivers. Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by each Loan Party affected by such amendment, change, discharge, termination or waiver (it being understood that the addition or release of any Loan Party hereunder shall not constitute an amendment, change, discharge, termination or waiver affecting any Loan Party other than the Loan Party so added or released and it being further understood and agreed that any supplement to Schedule 1.01 delivered pursuant to Section 4.15 hereof shall not require the consent of any Loan Party) and by the Collateral Agent (with the consent of the Directing Creditors, the applicable Swap Representative, the Trustee, or a Term Loan Agent as the case may be, to the extent required by the Collateral Agency Agreement).

Section 7.06 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Finance Parties and their respective successors and assigns. In the event of an assignment of all or any of the Finance Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. No Loan Party shall assign or delegate any of its rights and duties hereunder without the prior written consent of all of the Finance Parties.

Section 7.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTIONS OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTIONS.

Section 7.08 Limitation of Law; Severability.

(a) All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.

(b) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by Law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Finance Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 7.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective with respect to each Loan Party when the Collateral Agent shall receive counterparts hereof executed by itself and such Loan Party.

Section 7.10 Additional Loan Parties. It is understood and agreed that any Affiliate of DRI that is required by any Finance Document to execute a counterpart of this Agreement after the date hereof shall automatically become a Loan Party hereunder with the same force and effect as if originally named as a Loan Party hereunder by executing an instrument of accession or joinder substantially in the form of Exhibit G hereto and delivering the same to the Collateral Agent. Concurrently with the execution and delivery of such instrument of accession or joinder, such Affiliate shall take all such actions and deliver to the Collateral Agent all such documents and agreements as such Affiliate would have been required to deliver to the Collateral Agent on or prior to the date of this Agreement had such Affiliate been a party hereto on the date of this Agreement. Such additional materials shall include, among other things, an opinion of counsel to the extent required under the Indenture or any Term Loan Agreement and supplements to Schedules 1.01, 3.06 and 4.01 hereto (which Schedules shall thereupon automatically be amended and supplemented to include all information contained in such supplements) such that, after giving effect to the joinder of such Affiliate, each of Schedules 1.01, 3.06 and 4.01 hereto is true, complete and correct with respect to such Affiliate as of the effective date of such accession or joinder. The execution and delivery of any such instrument of accession or joinder, and the amendment and supplementation of the Schedules hereto as provided in the immediately preceding sentence, shall not require the consent of any other Loan Party or Finance Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 7.11 Termination; Release of Loan Parties.

(a) Termination. Upon the full payment and performance of all Finance Obligations (other than contingent indemnification obligations), the cancellation or expiration of all outstanding Swap Agreements (or the provision of cash collateral in an amount equal to 100% of the Swap Termination Value thereunder) and the termination of all commitments under the Finance Documents, the Security Interests shall terminate and all rights to the Collateral shall revert to the Loan Parties. In addition, at any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral or subordinate its Security Interests therein to Liens in favor of certain third parties with the prior written consent of the Directing Creditors or as provided in Article V of the Collateral Agency Agreement. Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, upon request by and at the expense of any Loan Party (and, in the case of a release of Collateral, upon receipt of a written certification of a Responsible Officer of DRI and Duane Reade that the Trustee has received all documents, if any, required by the Trust Indenture Act and the Indenture) execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be. Any such documents shall be without recourse to or warranty by the Collateral Agent or the other Finance Parties. The Collateral Agent shall have no liability whatsoever to any other Finance Party as a result of any release of Collateral by it as permitted by this Section 7.11. Upon any release of Collateral pursuant to this Section 7.11, none of the Finance Parties shall have any continuing right or interest in such Collateral or the Proceeds thereof. Upon satisfaction and discharge of the Indenture as provided in Article 12 of the Indenture or any similar provision of any other Term Loan Agreement, or legal defeasance or covenant defeasance of the Indenture as provided in Article 8 of the Indenture or any similar provision of any other Term Loan Agreement, the Note/Term Obligations under the Note Documents and/or the relevant Term Loan Documents, as applicable, shall be deemed to be paid in full for purposes of Sections 7.04, 7.05 and this Section 7.11(a).

(b) Release of Loan Parties. If any part of the Collateral (x) is taken by eminent domain, condemnation or other similar circumstances, or (y) is sold, transferred, otherwise disposed of (other than any such disposition to another Loan Party) or liquidated in compliance with the requirements of the Finance Documents (or such sale, transfer, other disposition or liquidation has been approved in writing by the Directing Creditors), then in each such case, such Collateral shall be automatically released from the Security Interests created hereby and the Collateral Agent, at the request and expense of such Loan Party, will (upon receipt of a written certification of a Responsible Officer of DRI and Duane Reade that the Trustee has received all documents, if any, required by the Trust Indenture Act and the Indenture) assign, transfer and deliver to such Loan Party (without recourse and without representation or warranty) such of the Collateral as is then being (or has been) so taken, sold, transferred, disposed of or liquidated as may be in the possession or control of the Collateral Agent and has not theretofore been released pursuant to this Agreement. Further, upon the release of a Guarantor from its obligations under all guaranties of the Finance Obligations in accordance with the provisions thereof and the other Finance Documents, such Guarantor (and the Collateral assigned by such Guarantor pursuant hereto) shall be automatically released from this Agreement and the Collateral Agent will, upon request by and at the expense of such Guarantor, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence the release of such Guarantor and such Collateral.

(c) Other Releases. If property that constitutes either (A) all or substantially all of the Collateral securing Finance Obligations or (B) less than all or substantially all of the Collateral securing Finance Obligations is released with the consent of the Directing Creditors in accordance with the Collateral Agency Agreement, then in each such case, the Collateral Agent, at the request and expense of such Loan Party, will (upon receipt of a written certification of a Responsible Officer of DRI and Duane Reade that the Trustee has received all documents, if any, required by the Trust Indenture Act and the Indenture) duly release from the security interest created hereby and assign, transfer and deliver to such Loan Party (without recourse and without representation or warranty) such of the Collateral as is then being (or has been) so released as may be in the possession or control of the Collateral Agent and has not theretofore been released pursuant to this Agreement, and execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Collateral. If, in the case of any or all of the Revolving Lender Priority Collateral, a first priority Lien thereon is released by the Revolving Credit Collateral Agent or as otherwise authorized or directed by the Revolving Credit Collateral Agent (provided, however, that if a Lien securing obligations under the Revolving Credit Agreement is reinstated on any or all of the Revolving Lender Priority Collateral upon which the Lien securing Finance Obligations has been released pursuant to this sentence then, the Lien securing the Finance Obligations on such Revolving Lender Priority Collateral will also be deemed reinstated on a second priority basis), such Revolving Lender Priority Collateral shall be automatically released from the Security Interests created hereby and the Collateral Agent, at the request and expense of such Loan Party, will (upon receipt of a written certification of a Responsible Officer of DRI and Duane Reade that the Trustee has received all documents, if any, required by the Trust Indenture Act and the Indenture) execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Revolving Lender Priority Collateral. In addition, if any Capital Stock or other securities shall, after the Issue Date, meet the criteria of any of clauses (ii), (iv) or (v) of the proviso of Section 2.01, such Capital Stock or other securities shall automatically be deemed to be released from the Collateral and the Lien of this Agreement and the Collateral Agent shall promptly after receipt of an Officer’s Certificate deliver such Capital Stock or other securities then in its possession to the applicable Loan Party together with such releases and other documents as may be reasonably requested by such Loan Party.

Section 7.12 Entire Agreement. This Agreement and the other Collateral Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings relating to the subject matter hereof and thereof.

Section 7.13 Existing Senior Secured Notes. For the avoidance of doubt, this Agreement and the security interest granted herein shall not be construed to secure the Existing Senior Secured Notes.

Section 7.14 Revolving Credit Collateral Agent. Notwithstanding anything herein to the contrary, until such time as the Revolving Loan Obligations have been irrevocably paid in full and all commitments thereunder terminated, the requirements of this Agreement to endorse, assign, deliver or grant control over Revolving Lender Priority Collateral to the Collateral Agent shall be deemed satisfied by endorsement, assignment, delivery or granting of control of such Revolving Lender Priority Collateral to the Revolving Credit Collateral Agent for all purposes hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

LOAN PARTIES:

DUANE READE HOLDINGS, INC.

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Senior Vice President and Chief Financial Officer

DUANE READE INC.

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Senior Vice President and Chief Financial Officer

DUANE READE, a New York General Partnership

By:	Duane Reade Inc., a General Partner

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Senior Vice President and Chief Financial Officer

By:	DRI I Inc., a General Partner

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Senior Vice President and Chief Financial Officer

DRI I INC.

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Senior Vice President and Chief Financial Officer

DUANE READE INTERNATIONAL, LLC

By:	/s/ Joseph C. Magnacca
Name:	Joseph C. Magnacca
Title:	Manager

DUANE READE REALTY, INC.

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Senior Vice President and Chief Financial Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Susan C. Merker
	Name:	Susan C. Merker
	Title:	Vice President

Attention:	Susan C. Merker
Telephone:	(860) 241-6815
Telecopier:	(860) 241-6897

Schedule 1.01A to Security Agreement

SCHEDULE OF CLAIMS

Commercial Tort Claims

None.

Schedule 1.01B to Security Agreement

EXCLUDED DEPOSIT ACCOUNTS

Name of Financial Institution	Account Number:
Bank of America	9427728720
Bank of America	80241276
Bank of America	94277 24201
Bank of America	46259 75273
Bank of America	4627185139
Bank of America	9405189009
Bank of America	9427728739

RESTRICTED DEPOSIT ACCOUNTS

Name of Financial Institution	Account Number:
Bank of America	9392853280[1]
Bank of America	9392853387[2]
Bank of America	46287 89327[3]

[1]	Blocked Deposit Account for Cash and Currency for the Stores.

[2]	Blocked Deposit Account for Credit Card Sales from the Stores for Duane Reade.

[3]	Blocked Deposit Account for third party pharmacy receipts.

Schedule 3.04 to Security Agreement

CONSENTS

A change of ownership or control of Duane Reade, Inc., Duane Reade or other affiliated entities that hold permits, licenses or registrations with Governmental Authorities or that are parties to provider agreements with Governmental Authorities may trigger reporting obligations. Specifically, the occurrence of a change of ownership or control (the definitions of which vary pursuant to applicable statutes and regulations) may require the filing of appropriate notifications and applications with Governmental Authorities, including, but not limited to, the following:

1.	The Centers for Medicare and Medicaid Services – Medicare Provider Agreement;

2.	The U.S. Drug Enforcement Administration – DEA Registration;

3.	The State of New Jersey Department of Human Services, Division of Medical Assistance and Health Services – Medicaid Provider Agreement;

4.	The State of New Jersey, Department of Law and Public Safety, Division of Public Affairs, Board of Pharmacy – Licensure;

5.	The New York State Medicaid Department – Medicaid Provider Agreement; and

6.	The New York State Education Department, Office of the Professions – Licensure.

Schedule 3.05 to Security Agreement

SCHEDULE OF DEPOSIT ACCOUNTS

AND SECURITIES ACCOUNTS

Deposit Accounts:

Entity	Name of Financial Institution	Account Numbers	Description of Purpose for Which Account Is Used
Duane Reade	Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	94051 89009	Main Operating Account[4]

Duane Reade	Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	93928 53387	Blocked Deposit Account for Credit Card Sales from the Stores*

Duane Reade	Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	93928 53280	Blocked Deposit Account for Cash and Currency for the Stores*

Duane Reade	Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	94277 24201	Payroll Controlled Disbursement Account

Duane Reade International, LLC	Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	94277 28739	Duane Reade International Operating Account[5]

Duane Reade	Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	8024 1276	Accounts Payable Controlled Disbursement Account

[4]

This account is used for payment of the operating costs and expenses of the Loan Parties incurred in the ordinary course of business. The account is funded on a daily basis by borrowings under the Revolving Loans, and Duane Reade borrows the amount that it estimates the Loan Parties will require on such day plus or minus the amount necessary to maintain a $500,000 cushion in the account to cover the margin of error on the estimates. After all operating costs and expenses are paid on any given day, the account is expected to contain $500,000 on average.

[5]

This account is used for payment of the operating costs and expenses of DR International incurred in the ordinary course of business. The account is funded on a periodic basis through a transfer of funds from the Duane Reade operating account. A minimal balance (less than $50,000) is maintained in this account.

Duane Reade	Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	46259 75273	EEOC Settlement Account

Duane Reade	Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	46287 89327	Blocked Deposit Account for third party pharmacy receipts*

Duane Reade Realty, Inc.	Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	94277 28720[6]	Account created in connection with creation of Duane Reade Realty, Inc.

Duane Reade Holdings, Inc.	Bank of America Massachusetts	4627185139	Duane Reade Holdings, Inc. funding account[7]

*	Restricted Deposit Account.

Securities Accounts:

None.

[6]	No activity on this account since creation in August 1999.

[7]

This account may be used to hold the proceeds of the equity issuance by Holdings on the senior subordinated notes due 2011 and to make payments on the senior subordinated notes under the Indenture. This account is expected to be used to receive distributions from Holdings’ subsidiaries and other sources to pay the operating costs and expenses of Holdings incurred in the ordinary course of business.

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Schedule 4.01 to Security Agreement

SCHEDULE OF FILINGS TO BE MADE

TO PERFECT SECURITY INTERESTS

Name of Debtor	Filing Type	Finance Document	State	Filing Office	Filing Date	File Number
Legal Name of Debtor	UCC-1 / UCC-2 / UCC-3: General / ILO / Fixture Filing / Assignment / Name Change / Termination	Security/Pledge Agreement (If doing an ILO/ Assignment/Name Change/Termination, put Original File Date and Number here)

DUANE READE HOLDINGS, INC.	UCC-1	Security Agreement and Pledge Agreement	DE	Secretary of State

DUANE READE, INC.	UCC-1	Security Agreement and Pledge Agreement	DE	Secretary of State

DUANE READE, a New York general partnership	UCC-1	Security Agreement and Pledge Agreement	NY	Department of State of New York

DRI I INC.	UCC-1	Security Agreement and Pledge Agreement	DE	Secretary of State

DUANE READE INTERNATIONAL, LLC	UCC-1	Security Agreement and Pledge Agreement	DE	Secretary of State

DUANE READE REALTY, INC.	UCC-1	Security Agreement and Pledge Agreement	DE	Secretary of State

Exhibit A to Security Agreement

Form of Notice of Grant of Security Interest

in United States Patents and Trademarks

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Loan Party Name], [Loan Party Description] (the “Grantor”), having its chief executive office at [Loan Party Notice Address], hereby grants to [Collateral Agent Name], as Collateral Agent, (the “Grantee”), with offices at [Collateral Agent Notice Address], a security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent and Trademark Collateral”), whether presently existing or hereafter arising or acquired:

(i) each United States patent and patent application, including each Patent and Patent Application referred to on Schedule A hereto;

(ii) each United States trademark, trademark registration and trademark application, and all of the goodwill of the business connected with the use of, and symbolized by, each trademark, trademark registration and trademark application, including each Trademark, Trademark Registration and Trademark Application referred to in Schedule B hereto, but excluding in all cases all intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office provided that upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Trademark;

(iii) all of the goodwill of the business connected with the use of, and symbolized by, each Trademark; and

(iv) all products and proceeds of the foregoing, including any claim by the Assignor against third parties for past, present or future infringement of any Patent, or past, present or future infringement or dilution of any Trademark or Trademark registration, including any Patent or Trademark listed on Schedule A or B hereto, or under any Patent or Trademark licensed under any Patent License or Trademark License, including any such License listed on Schedule A or B hereto, or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark License.

This NOTICE OF GRANT OF SECURITY INTEREST (this “Notice”) is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement among the Grantor, the Grantee and certain other parties dated as of August 7, 2009, as amended, restated, modified or supplemented from time to time (the “Security Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Security Agreement.

This Notice has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Notice of Grant of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

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IN WITNESS WHEREOF, the undersigned have executed this Notice of Grant of Security Interest as of the            day of                 , 20__.

[LOAN PARTY NAME],
as Grantor

By:
Name:
Title:

[COLLATERAL AGENT NAME],
as Collateral Agent, as Grantee

By:
Name:
Title:

STATE OF                 )

                                   : ss.

            OF                  )

The foregoing instrument was acknowledged before me this                  day of                 , 20     by                          as                  of [LOAN PARTY NAME], [LOAN PARTY DESCRIPTION], on behalf of [LOAN PARTY NAME].

My commission expires:

Notarial Seal

Notary Public

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Schedule A to Patent and Trademark Notice of Grant of Security Interest

PATENTS AND PATENT APPLICATIONS

Serial No. or Patent No.	Date	Issue Title	Inventor	Country	Patent Holder

Schedule B to Patent and Trademark Notice of Grant of Security Interest

TRADEMARKS

Registration No.	Country	Issue Date	Mark

TRADEMARK APPLICATIONS

Serial No.	Country	Filing Date	Mark

Exhibit B to Security Agreement

Form of Notice of Grant of Security Interest

in United States Copyrights

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Loan Party Name], [Loan Party Description] (the “Grantor”), having its chief executive office at [Loan Party Notice Address], hereby grants to [Collateral Agent Name], as Collateral Agent, (the “Grantee”), with offices at [Collateral Agent Notice Address], a security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether presently existing or hereafter arising or acquired:

(i) the United States and foreign copyrights and any renewals thereof, including each Copyright listed on Schedule A hereto;

(ii) all other United States and foreign copyrights and any renewals thereof;

(iii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental, derivative or collective work registrations and pending applications for registrations in the United States Copyright Office; and

(iv) all products, proceeds and related accounts of the foregoing, including any claim by the Assignor against third parties for past, present or future infringement of any copyright or any copyright licensed under any copyright license, whether registered or not.

THIS NOTICE OF GRANT OF SECURITY INTEREST (this “Notice”) is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement among the Grantor, the Grantee and certain other parties dated as of August 7, 2009, as amended, restated, modified or supplemented from time to time (the “Security Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Security Agreement.

THIS NOTICE has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Notice of Grant of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

IN WITNESS WHEREOF, the undersigned have executed this Notice of Grant of Security Interest as of the              day of                 , 20__.

[LOAN PARTY NAME],
as Grantor

By:
Name:
Title:

[COLLATERAL AGENT NAME],
as Collateral Agent, as Grantee

By:
Name:
Title:

STATE OF                 )

                                   : ss.

            OF                  )

The foregoing instrument was acknowledged before me this                  day of                 , 20     by                          as                  of [LOAN PARTY NAME], [LOAN PARTY DESCRIPTION], on behalf of [LOAN PARTY NAME].

My commission expires:

Notarial Seal

Notary Public

2

Schedule A to Copyright Notice of Grant of Security Interest

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Serial No. or Registration No.	Country	Issue or Filing Date	Description

Exhibit C-1 to Security Agreement

Blocked Account Service Agreement

[See attached.]

Exhibit C-2 to Security Agreement

Form of Deposit Account Control Agreement

[Bank Name] (together with it successors and assigns, the “Bank”) [has entered] [intends to enter] into arrangements with [Loan Party Name], [Loan Party Description] (together with its successors and permitted assigns, the “Loan Party”), [to provide lockbox processing services for the Loan Party (the “Lockbox”) and, in connection therewith,] the Bank [maintains] [will maintain] for the use of the Loan Party the deposit account listed on Schedule I hereto as the “Collection Account” (the “Collection Account”). [In addition, the Bank maintains the other deposit accounts used by or on behalf of [the Loan Party] listed on Schedule I hereto as “Operating Accounts” (collectively, the “Operating Accounts”] and, together with the Collection Account and any other deposit accounts at any time established or maintained at the Bank by or for the benefit of the Loan Party or to which any funds of the Loan Party are at any time remitted or deposited, but excluding any deposit accounts specifically and exclusively used for payroll, payroll taxes or other employee wage and benefit payments, each a “Deposit Account” and, collectively, the “Deposit Accounts”).

The Loan Party and [Collateral Agent Name]. (together with its successor or successors in such capacity, the “Collateral Agent”) entered into a Security Agreement dated as of August 7, 2009 (as the same may be amended, supplemented or modified from time to time, the “Security Agreement”), under which the Loan Party granted a security interest in favor of the Collateral Agent in all right, title and interest of the Loan Party in, to and under: (i) the Deposit Accounts; (ii) all checks, money orders, drafts, instruments, electronic funds transfers and other items and forms of remittance and all funds and other amounts at any time paid, deposited or credited (whether for collection, provisionally or otherwise), held or otherwise in the possession or under the control of, or in transit to, the Bank or any agent or custodian thereof for credit to or to be deposited in any Deposit Account; (iii) all funds and cash balances or other amounts in or attributable to any Deposit Account; and (iv) any and all proceeds of any of the foregoing (the Deposit Accounts and all of such other items of collateral being herein referred to collectively as the “Deposit Account Collateral”) to secure the payment and performance of the Finance Obligations (as defined in the Security Agreement). Capitalized terms defined or used in the Security Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The Loan Party desires that the Bank enter into this Deposit Account Control Agreement (as amended, supplemented or modified from time to time, this “Agreement”) to perfect the security interest of the Collateral Agent in the Deposit Account Collateral, to vest in the Collateral Agent control of the Deposit Accounts and to provide for the rights of the parties under this Agreement.

Accordingly, the parties hereto agree as follows:

Section 1. Control by the Collateral Agent. (a) Notwithstanding any other term or provision of this Agreement or any other agreement between the Bank and the Loan Party or otherwise, the Bank is hereby authorized and directed by the Loan Party to, and the Bank agrees that, until the payment in full of all Finance Obligations and until (i) there is no commitment by any Finance Party to make further advances, incur obligations or otherwise give value or, if sooner, (ii) the termination of this Agreement in accordance with the terms hereof, the Bank will comply with instructions (within the meaning of Section 8-102(a)(12) of the UCC) originated by the Collateral Agent directing the disposition of funds from time to time in any Deposit Account or as to any other matters relating to any Deposit Account or any of the other Deposit Account Collateral without further consent by the Loan Party (which instructions may include the giving of stop payment orders for any items being presented to a Deposit Account for payment). The Bank is hereby irrevocably authorized by the Loan Party to change the designation of the customer on any Deposit Account to the Collateral Agent upon the request of the Collateral Agent, and the Bank shall so change the customer designation promptly upon such request by the Collateral Agent.

(a) In addition, effective upon the receipt by the Bank of written notice from the Collateral Agent that the Collateral Agent is exercising exclusive control over the Operating Accounts (such notice being referred to as a “Notice of Exclusive Control”), the Bank shall not permit the Loan Party or any of its Affiliates to withdraw any amounts from, to draw upon or to otherwise exercise any authority or powers with respect to the Operating Accounts and all Deposit Account Collateral related thereto, and the Bank shall not at any such time honor any instructions of the Loan Party or any of its Affiliates with respect to the Operating Accounts, other than those approved in writing by the Collateral Agent or a court of competent jurisdiction. Until the receipt by the Bank of a Notice of Exclusive Control, the Loan Party shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Operating Accounts.

(b) Upon receipt of notice from the Collateral Agent from time to time, the Bank shall transfer collected funds from the Deposit Accounts and the Operating Accounts, at the Loan Party’s cost and expense, by wire transfer or by the ACH method (or other means acceptable to the Collateral Agent) solely to the Collateral Agent’s account, Account No. [INSERT CASH PROCEEDS ACCOUNT NUMBER], Attn: [Agency Services], at the Collateral Agent’s office located at [INSERT COLLATERAL AGENT NOTICE ADDRESS], ABA No. [INSERT CASH PROCEEDS ACCOUNT ABA NUMBER] or otherwise to the order of the Collateral Agent.

Section 2. Maintenance of Deposit Accounts: In addition to, and not in lieu of, the obligations of the Bank to honor instructions of the Collateral Agent, etc. as agreed in Section 1 hereof, the Bank agrees to maintain the Deposit Accounts as follows:

(a) Maintenance of Deposit Accounts Generally. The Bank shall follow its usual operational procedures for the handling of any checks, money orders, drafts, instruments, electronic funds transfers or other forms of remittance and all funds of the Loan Party received in or for credit or deposit to a Deposit Account and shall maintain a record of all such Deposit Account Collateral.

1

(b) Interest. Until such time as the Bank receives a Notice of Exclusive Control delivered by the Collateral Agent in accordance with Section 1(b) above, the Loan Party may direct the Bank with respect to the retention and/or distribution of interest and other payments on Deposit Account Collateral deposited in or credited to the Operating Accounts. All interest and other payments on Deposit Account Collateral deposited in or credited to the Collection Account shall be deposited and retained in the Collection Account or otherwise distributed as instructed by the Collateral Agent.

(c) Statements and Confirmations. At such time or times as the Collateral Agent may request, the Bank will promptly report to the Collateral Agent the amounts received in the Lockbox and amounts held in the Deposit Accounts. Copies of all statements of account, reports, deposit tickets, deposited items, debit and credit advices and records and communications concerning the Deposit Accounts and/or any Deposit Account Collateral deposited therein or credited thereto shall be sent by the Bank to each of the Loan Party and the Collateral Agent at their respective addresses referred to in Section 6 below.

(d) Tax Reporting. All items of income, gain, expense and loss recognized in the Deposit Accounts shall be reported to the Internal Revenue Service and all state and local taxation authorities under the name and taxpayer identification number of the Loan Party.

(e) Notices of Adverse Claims. Upon receipt of notice of any lien, charge or other adverse claim against any Deposit Account Collateral (including any writ, garnishment, judgment, warrant of attachment, execution or similar process), the Bank will promptly notify the Collateral Agent and the Loan Party thereof.

Section 3. No Liability of Bank. This Agreement shall not subject the Bank to any obligation or liability except as expressly set forth herein. In particular, the Bank shall have no duty to investigate whether the obligations of the Loan Party to the Collateral Agent or any other Finance Party are in default or whether the Collateral Agent is entitled under the Security Agreement or otherwise to give any instructions or Notice of Exclusive Control. The Bank is fully entitled to rely upon such instructions as it believes in good faith to have originated from the Collateral Agent (even if such instructions are contrary to or inconsistent with any instructions or demands given by the Loan Party).

Section 4. Subordination of Lien; Waiver of Set-Off. If the Bank has or subsequently obtains by agreement, operation of law or otherwise a security interest or other Lien in any Deposit Account or any Deposit Account Collateral deposited therein or credited thereto, the Bank hereby agrees that such security interest or other Lien shall be subordinate to the security interest of the Collateral Agent. The Deposit Account Collateral will not be subject to deduction, set-off, banker’s lien or any other right in

2

favor of any other Person other than the Collateral Agent, except that the Bank may set off (i) all amounts due to the Bank in respect of its customary fees and expenses for the Deposit Accounts, (ii) the amount of any checks, automated clearinghouse transfers or other forms of remittance that have been credited to any Deposit Account and subsequently returned unpaid and (iii) any overdrafts arising as a result thereof; provided that the Bank shall first set off for such amounts due to it against funds held in the Operating Accounts before setting off against the Collection Account.

Section 5. Representations, Warranties and Covenants of the Bank. The Bank hereby represents, warrants and covenants that:

(a) The Bank has established [the Lockbox and] the Deposit Accounts in the name of the Loan Party. [Effective as of the date of this Agreement, the title of the Collection Account shall be changed to “[Loan Party Name] — [Collateral Agent Name] Collection Account”. Except as provided in the foregoing sentence, the] [The] Bank shall not change the name or account number of any Deposit Account without the prior written consent of the Collateral Agent.

(b) Each Deposit Account is a “deposit account” as defined in the UCC.

(c) Except for the claims and interest of the Collateral Agent and of the Loan Party in the Deposit Account Collateral, the Bank does not know of any claim to, interest in or adverse claim to, the Lockbox, any Deposit Account or any Deposit Account Collateral deposited therein or credited thereto.

(d) There are no other agreements entered into between the Bank and the Loan Party with respect to any Deposit Account or any Deposit Account Collateral deposited therein or credited thereto, and the Bank has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to any Deposit Account and/or any Deposit Account Collateral deposited therein or credited thereto pursuant to which it has agreed or will agree to comply with instructions originated by such other Person as to the disposition of funds in or from the Deposit Accounts or with respect to any other dealings with any of the Deposit Account Collateral.

(e) The Bank will not agree that any Person other than the Loan Party or the Collateral Agent is the Bank’s customer with respect to any Deposit Account.

(f) This Agreement constitutes a valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms.

(g) The Bank acknowledges that it holds and will hold possession of the Deposit Account Collateral consisting of instruments and money as bailee for the Collateral Agent and for the benefit of the Collateral Agent and the Finance Parties.

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Section 6. Notices. All notices, requests or other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party:

(i)	in the case of the Collateral Agent, at:

[Collateral Agent Notice Address];

(ii)	in the case of the Loan Party, at:

[Loan Party Notice Address]; and

(iii)	in the case of the Bank, at:

[Bank Notice Address].

Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this paragraph and electronic confirmation of receipt is received, (ii) if given by mail, 48 hours after such communication is deposited, certified mail, return receipt requested, in the mails with appropriate first class postage prepaid, addressed as aforesaid, or (iii) if given by other means, when delivered at the address specified in this paragraph. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this paragraph.

Section 7. Indemnification of the Bank. The Loan Party agrees that (i) the Bank is released from any and all liabilities to the Loan Party arising from the terms of this Agreement and the compliance by the Bank with the terms hereof, except to the extent that such liabilities arise from the Bank’s bad faith, willful misconduct or gross negligence, (ii) neither the Bank nor the Collateral Agent shall have any liability to the Loan Party for wrongful dishonor of any items as a result of any instructions of the Collateral Agent and (iii) the Loan Party, its successors and permitted assigns shall at all times indemnify the Bank, its affiliates and the respective directors, officers, trustees, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by, imposed on or asserted against such Indemnitee in connection with any investigation or administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the maintenance, delivery, control, acceptance, possession, return or other disposition of any Deposit Account or any Deposit Account Collateral on deposit therein or credited thereto, the violation of the Laws of any country, state or other governmental body or unit, or any tort or contract claim; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order.

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Section 8. Conflicts with Other Agreements. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement (including any other agreement between the Bank and the Loan Party with respect to the Deposit Accounts) now existing or hereafter entered into, the terms of this Agreement shall control.

Section 9. Amendments and Waivers. Any provision of this Agreement may be amended, modified or waived if, but only if, such amendment or waiver is in writing and is signed by the Loan Party, the Collateral Agent and the Bank.

Section 10. Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Finance Parties and their respective successors and permitted assigns. In the event of an assignment of all or any of the Finance Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, except as otherwise required by mandatory provisions of Law. Notwithstanding any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Bank’s “jurisdiction” within the meaning of Section 9-304 of the UCC.

Section 12. Severability.

(a) All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.

(b) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by Law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the other Finance Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This

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Agreement shall become effective when the Collateral Agent shall receive counterparts hereof executed by itself, the Bank and the Loan Party. Delivery of an executed counterpart of this Agreement by facsimile shall have the same force and effect as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile shall also deliver an original executed counterpart, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

Section 14. Termination. Except as hereinafter set forth, the obligations of the Bank to the Collateral Agent pursuant to this Agreement shall continue in effect until the Security Interests of the Collateral Agent in the Deposit Accounts have been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Bank of such termination in writing. The Collateral Agent agrees to provide such notice of termination upon the request of the Loan Party on or after the termination of the Collateral Agent’s Security Interest in the Deposit Accounts pursuant to the terms of the Security Agreement. The Bank may terminate this Agreement only upon 30 days’ notice to the Collateral Agent, by canceling the Deposit Accounts and transferring all funds, if any, deposited in or credited to the Deposit Accounts to another deposit account with another bank to be designated by the Collateral Agent or otherwise to the order of the Collateral Agent. After any such termination, the Bank shall nonetheless be obligated promptly to transfer to such other bank anything from time to time received in or for credit to the Deposit Account. The termination of this Agreement shall not terminate any Deposit Account or the Lockbox or alter the obligations of the Bank to the Loan Party pursuant to any other agreement with respect to the Deposit Accounts.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

LOAN PARTY:	[LOAN PARTY NAME]

By:
Name:
Title:

[Address]
Attention:
Telephone:
Telecopier:

COLLATERAL AGENT:	[COLLATERAL AGENT NAME], as Collateral Agent

By:
Name:
Title:

[Address]
Attention:
Telephone:
Telecopier:

DEPOSITARY BANK:	[DEPOSITARY BANK NAME]

By:
Name:
Title:

[Address]
Attention:
Telephone:
Telecopier:

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Exhibit D to Security Agreement

[Reserved]

Exhibit E to Security Agreement

Form of Description of Collateral

Description for Face of UCC-1:

All assets now owned or hereafter acquired by Debtor.

Exhibit F to Security Agreement

Form of Perfection Certificate

DUANE READE INC.

DUANE READE

DRI I INC.

DUANE READE REALTY, INC.

DUANE READE INTERNATIONAL, LLC

DUANE READE HOLDINGS, INC.

PERFECTION CERTIFICATE

Duane Reade Inc., a Delaware corporation, (the “Company”), through its chief financial officer and its general counsel, hereby certifies with reference to the Security Agreement dated as of August , 2009 among the Company, Duane Reade Holdings, Inc., Duane Reade, DRI I Inc., Duane Reade International, LLC, Duane Reade Realty, Inc. and U.S. Bank National Association as Collateral Agent (the “Collateral Agent”) (terms defined therein being used herein as therein defined) to the Collateral Agent and the Finance Parties as follows:

I.	Names.

(A)	The exact corporate name of the Company and each other Loan Party as it appears in its certificate of incorporation or other equivalent formation document, is as follows:

Duane Reade Inc.

Duane Reade

Duane Reade Holdings, Inc.

DRI I Inc.

Duane Reade International, LLC

Duane Reade Realty, Inc.

(B)	Set forth in Schedule I.B. is each other corporate name the Company and each other Loan Party has had in the past five years, together with the date of the relevant change.

(C)

Set forth in Schedule I.C. is a list of all other names (including trade names or similar appellations) used by the Company and each other Loan Party or any of their divisions, or other business units at any time during the past five years.[1]

(D)	Except as set forth on Schedule I.D. hereto or Section I(B) or I(C) above, neither the Company nor any of the other Loan Parties have changed their identity or corporate structure in any way within the past five years.

[1]	In the ordinary course of business, upon purchasing a pharmacy, the Company has, and may continue to, use the business name of the acquired entity for a short period of time after the acquisition.

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II.	Business Locations/Jurisdiction of Organization.

(A)	The jurisdiction of organization and organization number of the Company and each other Loan Party is set forth in Schedule II.A.

(B)	The chief executive office of the Company and each of the other Loan Parties are located at the address shown on Schedule II.B. hereto.

(C)	Each of the Company’s and each of the other Loan Parties’ other places of business are set forth on Schedule II.C. hereto.

(D)	Each other chief executive office and/or location or place(s) of business (other than stores) maintained by the Company and each of the other Loan Parties at any time during the past five years are set forth on Schedule II.D. hereto.

III.	Locations and Other Information Regarding Collateral.

(A)	Listed on Schedule III.A. hereto is each address where any of the Company’s and any of the other Loan Parties’ Equipment (other than mobile goods), Inventory, Instruments, securities certificates (as defined in the UCC), Documents, books or records relating to Accounts or other tangible Collateral are located.

(B)	Listed on Schedule III.B. hereto is the name and address of each Person other than the Company and any of the other Loan Parties which has possession of any of the Company’s or any of the other Loan Parties’ Equipment (other than mobile goods), Inventory, Instruments, securities certificates (as defined in the UCC), Documents, books and records relating to Accounts or other tangible Collateral.

(C)	Listed on Schedule III.C. hereto is the address of each location or bailee where or with whom any of the Company’s and any of the other Loan Parties’ Equipment, Inventory, Instruments, securities certificates (as defined in the UCC), Documents, books and records relating to Accounts or other tangible Collateral has been lodged at any time during the past four months.

(D)	The Company has no interests in unextracted minerals or the like (including oil and gas), assets consisting of timber to be cut or equipment used in farming operations, farm products, grain or crops growing or to be grown.

(E)	Listed on Schedule III.E. hereto is the name and jurisdiction of organization of each company with respect to which the Company and each of the other Loan Parties hold securities.

(F)	Listed on Schedule III.F. hereto is the name of each company with respect to which the Company and each of the other Loan Parties hold partnership interests, limited liability company membership interests or other equity interests not constituting securities (as defined in the UCC).

(G)	The Company and each of the other Loan Parties maintain no Securities Accounts.

(H)	Listed on Schedule III.H. hereto is the bank or other financial institution and account number of each Deposit Account or other bank account maintained by the

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Company and each of the other Loan Parties, together with a description of the purpose for which each such account is used.

(I)	The Company and each of the other Loan Parties have no Inventory consigned to third parties.

(J)	The Company and each of the other Loan Parties have no Inventory located outside of the United States of America.

(K)	Listed on Schedule III.K. hereto are all of the commercial tort claims in favor of the Company and each of the other Loan Parties, including the identity of each Person party or potentially party to each such claim, the approximate dollar value of each such claim, the nature of the events or circumstances giving rise to each such claim, the date each such claim arose and the history and status of any related court proceedings and/or settlement negotiations.

IV.	Unusual Transactions. Except as set forth on Schedule IV hereto, since the date three years prior to the date of the perfection certificate, all Accounts with a fair market value at the time of origination in excess of $5,000,000 and all Inventory and Equipment with a fair market value at the time of acquisition in excess of $5,000,000 have been originated or acquired by the Company and each of the other Loan Parties in the ordinary course of business or consist of goods which have been acquired by such Company or a Loan Party in the ordinary course of business from a person in the business of selling goods of that kind.

V.	Patents, Trademarks and Copyrights. Listed on Schedule V. hereto is each U.S. and foreign patent and patent application, U.S. and foreign registered or pending trademark and trademark application, and U.S. and foreign registered copyright and copyright application owned or applied for by the Company and each of the other Loan Parties.

VI.	Material Contracts. The contracts and agreements specified in Schedule VI hereto are identified as “Assigned Agreements” under the Security Agreement.

VII.	Taxpayer Identification Number. The taxpayer identification number for the Company and each of the other Loan Parties are as follows:

Duane Reade Inc.	04-3164702
Duane Reade	11-2731721
DRI I Inc.	04-3166107
Duane Reade Realty, Inc.	13-4074383
Duane Reade International, LLC	22-3672347
Duane Reade Holdings, Inc.	05-0599589

VIII.	Existing Liens. As of the date hereof, there are no (i) Uniform Commercial Code financing statements naming the Company or any of the other Loan Parties as debtor or seller and covering any of the Collateral, (ii) notices of the filing of any federal tax lien (filed pursuant to section 6323 of the Code) or any lien of the PBGC (filed pursuant to Section 4068 of ERISA) covering any of the Collateral or (iii) judgment liens filed against the Company or any of the other Loan Parties, except as set forth on the UCC Search Reports attached hereto as Exhibit A.

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Date: August     , 2009

DUANE READE INC.

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Senior Vice President, General Counsel and Secretary

DUANE READE, a New York general partnership

By:	DUANE READE INC., a general partner of Duane Reade

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Senior Vice President and
Chief Financial Officer

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Senior Vice President, General Counsel and Secretary

By:	DRI I INC., a general partner of Duane Reade

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Treasurer

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Secretary

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DUANE READE REALTY, INC.

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Treasurer

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Secretary

DUANE READE INTERNATIONAL, LLC

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Manager

By:	/s/ Joseph C. Magnacca
Name:	Joseph C. Magnacca
Title:	Manager

DRI I INC.

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Treasurer

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Secretary

DUANE READE HOLDINGS, INC.

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Senior Vice President, General Counsel and Secretary

6

Exhibit G to Security Agreement

Form of Loan Party Accession Agreement

LOAN PARTY ACCESSION AGREEMENT dated as of                 ,          among DUANE READE INC, DUANE READE, the NEW LOAN PARTY referred to herein, and U.S. Bank National Association, as Collateral Agent.

Duane Reade Inc., a Delaware corporation (together with its successors and permitted assigns, “DRI”), and Duane Reade, a New York general partnership (together with its successors and permitted assigns, “Duane Reade”), have issued Senior Secured Notes due 2015 (together with any Exchange Notes or any Additional Notes referred to below, the “Senior Secured Notes”) pursuant to an Indenture dated as of August 7, 2009 (as amended, restated, supplemented or modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of DRI and Duane Reade under such Indenture or any successor agreement, the “Indenture”) among DRI, Duane Reade and U.S. Bank National Association, as Trustee (together with its successor or successors in such capacity, the “Trustee”).

The obligations of DRI and Duane Reade under and in respect of the Senior Secured Notes have been guaranteed by Duane Reade Holdings, Inc., a Delaware corporation (together with its successors and permitted assigns, “Holdings”), DRI I Inc., a Delaware corporation (“DRI I”), Duane Reade International, LLC, a Delaware limited liability company (“DR International”) and Duane Reade Realty, Inc., a Delaware corporation (“DR Realty”), and all other direct and indirect domestic subsidiaries of Holdings pursuant to the Indenture and the Guaranties and have been secured pursuant to (i) the Security Agreement, dated as of August 7, 2009 among the Loan Parties (as defined below) and U.S. Bank National Association, as Collateral Agent (the “Security Agreement”) and (ii) the Pledge Agreement, dated as of August 7, 2009, among the Loan Parties and U.S. Bank National Association, as Collateral Agent (the “Pledge Agreement”). Each of Holdings, DRI, Duane Reade, DRI I, DR International and DR Realty are referred to in the Security Agreement and the Pledge Agreement individually as a “Loan Party” and, collectively, as the “Loan Parties”). Capitalized terms defined in the Security Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for them therein.

[New Loan Party Name], [New Loan Party Description] (the “New Loan Party”), was [formed] [acquired] by [Borrower] [[Name of Immediate Parent Company], [Description of Immediate Parent Company] and a [Wholly-Owned] Subsidiary of Borrower], [DESCRIBE FORMATION OR ACQUISITION TRANSACTION, AS APPLICABLE].

Section 4.12 of the Indenture requires DRI to cause each Restricted Subsidiary (as such term is defined in the Indenture) formed or acquired after the Issue Date to become a party to the Security Agreement as an additional “Loan Party” and to become a party to the Pledge Agreement as an additional “Loan Party”. The Security

Agreement and the Pledge Agreement specify that such additional Subsidiaries may become “Loan Parties” under each of the Security Agreement and the Pledge Agreement by execution and delivery of a counterpart of each such Document. From time to time, DRI and Duane Reade may incur additional Indebtedness which it is otherwise permitted to incur under the Indenture in the form of loans or other debt financing pursuant to a Term Loan Agreement (as defined in the Security Agreement) and, to induce the Noteholders under the Indenture and lenders under the Term Loan Agreement, and as consideration for extensions of credit previously made to, and/or Swap Agreements previously entered into with, the Loan Parties, the New Loan Party has agreed to execute and deliver this Loan Party Accession Agreement (as the same may be amended, supplemented or modified from time to time, this “Agreement”) in order to evidence its agreement to become a “Loan Party” under each of the Security Agreement and the Pledge Agreement. Accordingly, the parties hereto agree as follows:

Section 1. Security Agreement. In accordance with Section 7.10 of the Security Agreement, the New Loan Party hereby (i) agrees that, by execution and delivery of a counterpart signature page to the Security Agreement in the form attached hereto as Exhibit A, the New Loan Party shall become a “Loan Party” under the Security Agreement with the same force and effect as if originally named therein as a Loan Party (as defined in the Security Agreement), (ii) acknowledges receipt of a copy of and agrees to be obligated and bound as a “Loan Party” by all of the terms and provisions of the Security Agreement, (iii) grants to the Collateral Agent for the benefit of the Finance Parties a continuing security interest in the Collateral (as defined in the Security Agreement), in each case to secure the full and punctual payment of the Finance Obligations (as defined in the Security Agreement) in accordance with the terms thereof and to secure the performance of all of the obligations of each Loan Party under the Indenture and the other Finance Documents, (iv) represents and warrants that each of Schedules 1.01, 3.06 and 4.01 to the Security Agreement, as amended, supplemented and modified as set forth on Schedules 1.01, 3.06 and 4.01 hereto, is complete and accurate with respect to the New Loan Party as of the date hereof after giving effect to the New Loan Party’s accession to the Security Agreement as an additional Loan Party thereunder and (v) acknowledges and agrees that, from and after the date hereof, each reference in the Security Agreement to a “Loan Party” or the “Loan Parties” shall be deemed to include the New Loan Party.

Section 2. Pledge Agreement. In accordance with Section 8.10 of the Pledge Agreement, the New Loan Party hereby (i) agrees that, by execution and delivery of a counterpart signature page to the Pledge Agreement in the form attached hereto as Exhibit B, the New Loan Party shall become a “Loan Party” under the Pledge Agreement with the same force and effect as if originally named therein as a Loan Party (as defined in the Pledge Agreement), (ii) acknowledges receipt of a copy of and agrees to be obligated and bound as a “Loan Party” by all of the terms and provisions of the Pledge Agreement, (iii) grants to the Collateral Agent for the benefit of the Finance Parties a continuing security interest in the Collateral (as defined in the Pledge Agreement), in each case to secure the full and punctual payment of the Finance Obligations (as defined in the Pledge Agreement) in accordance with the terms thereof and to secure the

2

performance of all of the obligations of each Loan Party under the Indenture and the other Finance Documents, (iv) represents and warrants that each of Schedules I, II, III, IV, and V to the Pledge Agreement, as amended, supplemented and modified as set forth on Schedules I, II, III, IV, and V hereto, is complete and accurate with respect to the New Loan Party as of the date hereof after giving effect to the New Loan Party’s accession to the Pledge Agreement as an additional Loan Party thereunder and (v) acknowledges and agrees that, from and after the date hereof, each reference in the Pledge Agreement to a “Loan Party” or the “Loan Parties” shall be deemed to include the New Loan Party.

Section 3. Representations and Warranties. The New Loan Party hereby represents and warrants that:

(a) This Agreement has been duly authorized, executed and delivered by the New Loan Party, and each of this Agreement and the Security Agreement and the Pledge Agreement, as acceded to hereby by the New Loan Party, constitutes a valid and binding agreement of the New Loan Party, enforceable against the New Loan Party in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Each of the representations and warranties contained in the Indenture, the Security Agreement, the Pledge Agreement and each of the other Finance Documents applicable to the New Loan Party is true and correct in all material respects as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof after giving effect to the accession of the New Loan Party as an additional “Loan Party” under each of the Security Agreement and the Pledge Agreement.

(c) Attached hereto as Exhibit C is a correct and complete Perfection Certificate relating to the New Loan Party and its Collateral.

Section 4. Effectiveness. This Agreement and the accession of the New Loan Party to the Security Agreement and the Pledge Agreement as provided herein shall become effective with respect to the New Loan Party when (i) the Collateral Agent shall have received a counterpart of this Agreement duly executed by such New Loan Party and (ii) the Collateral Agent, as applicable, shall have received duly executed counterpart signature pages to each of the Security Agreement and the Pledge Agreement as contemplated hereby.

Section 5. Integration; Confirmation. On and after the date hereof, each of the Security Agreement and the Pledge Agreement and the respective Schedules thereto shall be supplemented as expressly set forth herein; all other terms and provisions of each of the Security Agreement, the Pledge Agreement, the other Finance Documents and the respective Schedules thereto shall continue in full force and effect and unchanged and are hereby confirmed in all respects.

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Section 6. Expenses. The New Loan Party agrees to pay (i) all reasonable out-of-pocket expenses of the Collateral Agent, including reasonable fees and disbursements of special and local counsel for the Collateral Agent, in connection with the preparation, execution and delivery of this Agreement and any document or agreement contemplated hereby and (ii) all taxes which the Collateral Agent or any Finance Party may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes).

Section 7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be transmitted and/or signed by facsimile and if so transmitted or signed, shall, subject to requirements of law, have the same force and effect as a manually signed original and shall be binding on the New Loan Party, the Collateral Agent and the other Finance Parties. The Collateral Agent may also require that this Agreement be confirmed by a manually signed original hereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DUANE READE INC.

By:
Name:
Title:

DUANE READE, a New York General Partnership

By:	DUANE READE INC., a General Partner

By:
Name:
Title:

By:	DRI I INC., a General Partner

By:
Name:
Title:

[NEW LOAN PARTY NAME]

By:
Name:
Title:

U.S. Bank National Association as Collateral Agent

By:
Name:
Title:

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EXHIBIT A

COUNTERPART TO SECURITY AGREEMENT

The undersigned hereby executes this counterpart to the Security Agreement dated as of August 7, 2009 by the Loan Parties party thereto from time to time in favor of U.S. Bank National Association, as Collateral Agent, and, as of the date hereof, assumes all of the rights and obligations of a “Loan Party” thereunder.

Date:

[NEW LOAN PARTY NAME]

By:
Name:
Title:

6

EXHIBIT B

COUNTERPART TO PLEDGE AGREEMENT

The undersigned hereby executes this counterpart to the Pledge Agreement dated as of August 7, 2009 by Loan Parties party thereto from time to time in favor of U.S. Bank National Association, as Collateral Agent, and, as of the date hereof, assumes all of the rights and obligations of a “Loan Party” thereunder.

Date:

[NEW LOAN PARTY NAME]

By:
Name:
Title:

7

EXHIBIT C

PERFECTION CERTIFICATE

8

SCHEDULE 1.01

CLAIMS

9

SCHEDULE 3.06

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Deposit Accounts:

Name of Loan Party	Name of Financial Institution	Account Number	Purpose

Securities Accounts:

Name of Loan Party	Name of Financial Institution	Account Number	Purpose

10

SCHEDULE 4.01

SCHEDULE OF FILINGS TO PERFECT SECURITY INTERESTS

Name of Debtor	Filing Type	Finance Document	State	Filing Office	Filing Date	File Number
Legal Name of Debtor	UCC-1/UCC-2/UCC-3: General/ILO/Fixture Filing/Assignment/ Name Change/ Termination	Security/Pledge Agreement (If doing an ILO/Assignment/Name Change/Termination, put Original File Date and Number here)

11

SCHEDULE I

LIST OF PLEDGED SHARES

[NEW LOAN PARTY NAME]

Issuer	Class of Stock	Certificate Number, if Applicable	Par Value	Number of Shares	Percentage of Class Represented By Pledged Shares	Type of Investment Property

12

SCHEDULE II

LIST OF PLEDGED NOTES

[NEW LOAN PARTY NAME]

Issuer	Original Principal Amount	Date	Maturity Date	Type of Investment Property

13

SCHEDULE III

LIST OF PLEDGED LLC INTERESTS

[NEW LOAN PARTY NAME]

Issuer	Class of Interest	Certificate Numbers, if Applicable	Percentage of Class Represented by Pledged LLC Interests	Type of Investment Property

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EXHIBIT G

LIST OF PLEDGED PARTNERSHIP INTERESTS

[NEW LOAN PARTY NAME]

Issuer	Class of Interest	Certificate Numbers, if Applicable	Percentage of Class Represented by Pledged Partnership Interests	Type of Investment Property